Exhibit (a)(1)(A)

RIVERBED TECHNOLOGY, INC.

OFFER TO EXCHANGE

CERTAIN OUTSTANDING OPTIONS

FOR NEW OPTIONS

This document constitutes part of the prospectus relating

to the Riverbed Technology, Inc. 2006 Equity Incentive Plan,

covering securities that have been registered under the Securities Act of 1933.

May 1, 2008

RIVERBED TECHNOLOGY, INC.

Offer to Exchange Certain

Outstanding Options for New Options

This offer and withdrawal rights will expire at 9:00 p.m., Pacific Time, on May 29, 2008 unless we extend them.

By this offer, we are giving you the opportunity to exchange certain of your outstanding options granted under the Riverbed Technology, Inc. 2006 Equity Incentive Plan (the “Plan”), whether vested or unvested, for new options. All employees of Riverbed Technology, Inc. or our subsidiaries (collectively referred to as the “Company,” “Riverbed,” “we,” “our” or “us”), other than employees located in China and the Philippines, may participate in this offer if they remain an active employee through the expiration of this offer and the date of grant for new options. However, Jerry M. Kennelly (our President, Chief Executive Officer and Chairman of the Board), Steven McCanne (Chief Technology Officer), Eric Wolford (Senior Vice President of Marketing and Business Development), Randy S. Gottfried (Chief Financial Officer and Senior Vice President of Business Services) and David Peranich (Senior Vice President of Worldwide Sales) (collectively, the “executive officers”), and the members of our board of directors may not participate in this offer.

If you are eligible to participate in this Offer to Exchange Certain Outstanding Options for New Options (the “Offer to Exchange” or the “offer”), all of your outstanding and unexercised stock options to purchase our common stock that were granted prior to May 1, 2008 with an exercise price per share greater than or equal to $16.404 are eligible to be exchanged. If you participate in this offer, the number of new options you receive will be reduced based on an exchange ratio to account for the decreased exercise price. By exchanged options, we mean any options that you exchange pursuant to this offer. Each new option will be subject to the terms of the Plan, and to a new option agreement between you and Riverbed.

If you participate in this offer, you will receive new options with an exercise price equal to the closing price of our common stock on the new option grant date, which we expect to be May 30, 2008.

The new options will be vested to the same extent and will continue to vest on the same schedule as your exchanged options were scheduled to vest. Vesting is subject to your continued service to us through each relevant vesting date. Your participation in this offer and the receipt of new options does not provide any guarantee or promise of continued service with Riverbed.

Our common stock is traded on the Nasdaq Global Select Market under the symbol “RVBD.” On April 30, 2008, the closing price of our common stock was $13.67 per share. You should evaluate current market quotes for our common stock, among other factors, before deciding to participate in this offer.

See “Risks of Participating in the Offer” beginning on page 11 for a discussion of risks that you should consider before participating in this offer.

IMPORTANT

If you participate in this offer, you must access the offer website at https://riverbed.equitybenefits.com (the “offer website”), and follow the instructions on the offer website. The offer website will also provide you with certain information about your eligible options, including the grant date, the exercise price, the number of underlying shares and the election alternatives available to you.

If you are not able to submit your election electronically via the offer website as a result of technical failures of the offer website, such as the offer website being unavailable or the offer website not accepting your election, or if you do not otherwise have access to the offer website for any reason (including lack of internet services), you must complete a paper election form and return it to Wendy Jennings at the Company via hand delivery or facsimile at (415) 520-9364. To obtain a paper election form, please contact Wendy Jennings at (415) 247-6329 or wendy.jennings@riverbed.com.

You must complete the election process (whether electronically or in paper form) in the foregoing manner before 9:00 p.m., Pacific Time, on May 29, 2008, unless the offer is extended. We will not accept delivery of any election after expiration of this offer. You may change your election to participate in the offer at any time before the offer expires by completing a new electronic election form in the manner described above or submitting a new paper election form, which can be obtained from Wendy Jennings at (415) 247-6329 or wendy.jennings@riverbed.com. Documents submitted by U.S. mail or other post and Federal Express (or similar delivery service) are not permitted.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed judgment upon the accuracy or adequacy of this offer. Any representation to the contrary is a criminal offense.

Riverbed has engaged a third-party consultant to prepare communications regarding this offer and to provide general tax information to eligible employees with respect to this offer. The consultant will not provide tax advice specific to an individual’s circumstances or make any recommendation. We recommend that you discuss the personal tax consequences of this offer with your financial, legal and/or tax advisors.

You should direct questions about this offer or requests for additional copies of this Offer to Exchange and the other option exchange program documents to the Offer to Exchange Hotline at (415) 543-2101 or Wendy Jennings, our Director of Employee Shareholder Services, at:

Riverbed Technology, Inc.

199 Fremont Street

San Francisco, California 94105

Tel: (415) 247-6329

E-mail: wendy.jennings@riverbed.com

You should rely only on the information contained in this Offer to Exchange or documents to which we have referred you. We have not authorized anyone to provide you with different information. We are not making an offer of the new options in any jurisdiction where the offer is not permitted. However, we may, at our discretion, take any actions necessary for us to make the offer to option holders in any of these jurisdictions. You should not assume that the information provided in this Offer to Exchange is accurate as of any date other than the date as of which it is shown, or if no date is otherwise indicated, the date of this offer. This Offer to Exchange summarizes various documents and other information. These summaries are qualified in their entirety by reference to the documents and information to which they relate.

TABLE OF CONTENTS

SUMMARY TERM SHEET AND Q&A	1

RISKS OF PARTICIPATING IN THE OFFER	11

THE OFFER	28

1. Eligibility	28

2. Number of options; expiration date	28

3. Purpose of the offer	29

4. Procedures for electing to exchange options	31

5. Withdrawal rights and change of election	33

6. Acceptance of options for exchange and issuance of new options	33

7. Conditions of the offer	34

8. Price range of shares underlying the options	36

9. Source and amount of consideration; terms of new options	36

10. Information concerning Riverbed	39

11. Interests of directors and officers; transactions and arrangements concerning the options	40

12. Status of options acquired by us in the offer; accounting consequences of the offer	42

13. Legal matters; regulatory approvals	43

14. Material U.S. federal income tax consequences	43

15. Material income tax consequences and certain other considerations for employees who reside outside the U.S.	45

16. Extension of offer; termination; amendment	45

17. Fees and expenses	46

18. Additional information	46

19. Financial statements	47

20. Miscellaneous	47

SCHEDULE A Information Concerning the Directors and Executive Officers of Riverbed	A-1

SCHEDULE B Financial Statements of Riverbed	B-1

SCHEDULE C A Guide to Issues for Non-U.S. Employees	C-1

SUMMARY TERM SHEET

The following are answers to some of the questions that you may have about this offer. You should carefully read the entire Offer to Exchange Certain Outstanding Options for New Options document (the “Offer to Exchange”), the accompanying e-mail from Mike Guerchon, our Vice President, Global Employee Services, dated May 1, 2008, the Summary of the Option Exchange Program, and the election form together with its associated instructions available on the offer website at https://riverbed.equitybenefits.com. This offer is made subject to the terms and conditions of these documents as they may be amended. The information in this summary is not complete. Additional important information is contained in the remainder of this Offer to Exchange and the other offer documents. We have included in this summary references to other sections in this Offer to Exchange to help you find a more complete description of these topics.

Q1.	What is the offer?

A1.	This offer is a voluntary opportunity for eligible employees to exchange certain outstanding options for new options. The following is a brief summary of the terms of this offer:

Terms in italics in this Q&A 1 are the defined terms that are used throughout this Offer to Exchange. The definitions of these terms can be found at the bottom of this Q&A 1 on page 2 of this Summary Term Sheet.

Eligibility

•

All of our active employees, other than employees located in China and the Philippines, as of the time of this offer who remain employed through the date the exchanged options are cancelled are eligible to participate. However, the executive officers and the members of our board of directors may not participate in this offer. (See Section 1 on page 28.)

•

In order to receive new options, you must remain an employee through the new option grant date, and in order to continue to vest in your new options, you must remain an employee or other service provider through each relevant vesting date. (See Section 1 on page 28.)

Eligible Options

•

All options granted under the Plan, whether vested or unvested, that were granted prior to May 1, 2008 with an exercise price per share greater than or equal to $16.404 and that are outstanding as of the cancellation date are eligible for exchange. This means that options must be outstanding as of immediately prior to the cancellation of the options under this offer. For example, if a particular option grant expires after commencement, but before cancellation under the offer, that particular option grant is not eligible for exchange. (See Section 2 on page 28.)

•

Any portion of an eligible option grant that is subject to a domestic relations order (or comparable legal document as the result of the end of a marriage) and that is beneficially owned by a person who is not an employee of Riverbed, is not eligible to be exchanged in this offer (even if legal title to that portion of the option grant is held by an eligible employee). The portion that is beneficially owned by our employee may be exchanged. (See Section 2 on page 28.)

Exchange Ratio

•	Each exchanged option to purchase one (1) share of our common stock will be replaced with a new option to purchase point eight five (.85) shares of our common stock.

For purposes of this offer, including the exchange ratio, the term “option” generally refers to an option to purchase one (1) share of our common stock. For purposes of applying the exchange ratio, fractional new options will be rounded to the nearest whole new option on a grant by grant basis (with fractional options greater than or equal to point five (.5) rounded up to the nearest whole new option and fractional options less than point five (.5) rounded down to the nearest whole new option). (See Section 2 on page 28.)

New Options

•	We expect that the new option grant date will be May 30, 2008.

•	The new options granted upon cancellation of exchanged options will be nonstatutory stock options for U.S. tax purposes.

•	Each new option will expire a maximum of five (5) years from the new option grant date.

Exercise Price of the New Options

The exercise price of all new options will be the closing price of our common stock on the new option grant date as reported by the Nasdaq Global Select Market.

Vesting and Exercisability of New Options

•

The new options will be vested and exercisable to the same extent and will continue to vest on the same schedule as your exchanged options were scheduled to vest, unless certain exercisability restrictions apply due to requirements under local law. Thus, a portion of each new option grant will be vested on the new option grant date to the same extent the exchanged option would have been vested under the original vesting schedule as of the new option grant date, as adjusted to account for the exchange ratio.

•	Vesting on any date is subject to your continued service to Riverbed or its subsidiaries through each relevant vesting date.

(See Section 9 on page 36.)

Terms Used in This Offer

•

“cancellation date” refers to the same U.S. business day as the expiration date. This is the date when exchanged options will be cancelled. We expect that the cancellation date will be May 29, 2008. If the expiration date is extended, then the cancellation date will be similarly extended.

•

“eligible employees” refers to all employees of Riverbed, other than employees located in China and the Philippines, who are active employees at the time of this offer and who remain employed through the date the exchanged options are cancelled and the new option grant date. However, the executive officers and the members of our board of directors may not participate in this offer.

•

“eligible options” refers to the outstanding and unexercised stock options to purchase our common stock that were granted prior to May 1, 2008 with an exercise price per share greater than or equal to $16.404.

•	“exchanged options” refers to all options that you exchange pursuant to this offer.

•

“executive officers” refers to those officers of Riverbed listed on Schedule A to this Offer to Exchange, who are officers for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

•

“expiration date” refers to the date that this offer expires. We expect that the expiration date will be May 29, 2008 at 9:00 p.m., Pacific Time. We may extend the expiration date at our discretion. If we extend the offer, the term “expiration date” will refer to the time and date at which the extended offer expires.

•

“new option grant date” refers to the date when new options will be granted. We expect that the new option grant date will be May 30, 2008. If the expiration date is extended, then the new option grant date will be similarly extended.

•	“new options” refers to the options issued pursuant to this offer that replace your exchanged options.

•

“offering period” refers to the period from the commencement of this offer to the expiration date. We expect that this period will commence on May 1, 2008 and end at 9:00 p.m., Pacific Time, on May 29, 2008.

•	“Plan” refers to the Riverbed Technology, Inc. 2006 Equity Incentive Plan.

Q2.	How do I participate in this offer?

A2.	If you are an eligible employee, you will receive on the commencement of the offer an e-mail announcing this offer and directing you to the offer website. If you wish to participate in this offer, you must access the offer website and click on the MAKE AN ELECTION button. You will be directed to your electronic election form that contains the following personalized information with respect to each eligible option you hold:

•	the grant date indicated for the eligible option on the applicable option agreement;

•	the current exercise price per share in effect for the eligible option;

•	the number of shares of the Company’s common stock exchangeable under the eligible option; and

•	the election alternatives available to you.

You will need to check the appropriate box next to each of your eligible options to indicate your choice of whether to exchange your eligible options in accordance with the terms of this offer or retain your eligible options under their current terms. After completing the electronic election form, you will have the opportunity to review the elections you have made with respect to your eligible options. If you are satisfied with your elections you will proceed to the Agreement to Terms of Election page. Only after you agree to the Agreement to the Terms of Election will you be directed to the Print Confirmation page. Please print and keep a copy of the Print Confirmation page for your records. At this point, you will have completed the election process.

If you are not able to submit your election electronically via the offer website as a result of technical failures of the offer website, such as the offer website being unavailable or the offer website not accepting your election, or if you do not otherwise have access to the offer website for any reason (including lack of internet services), you must complete a paper election form and return it to Wendy Jennings at the Company via hand delivery or facsimile at (415) 520-9364 before 9:00 p.m., Pacific Time, on May 29, 2008, unless we extend the offer. To obtain a paper election form, please contact Wendy Jennings at (415) 247-6329 or wendy.jennings@riverbed.com.

You must complete the election process in the foregoing manner before 9:00 p.m., Pacific Time, on May 29, 2008. If we extend this offer beyond that deadline, you must complete the process before the extended expiration date of this offer.

If you wish to change your election to participate in this offer, you must access the offer website at https://riverbed.equitybenefits.com and complete a new electronic election form before 9:00 p.m., Pacific Time, on May 29, 2008, unless we extend the offer. If you are not able to submit a new election form electronically via the offer website as a result of technical failures of the offer website, such as the offer website being unavailable or the offer website not accepting your new electronic election form, or if you do not otherwise have access to the offer website for any reason (including lack of internet services), you must complete a new paper election form and return it to Wendy Jennings at the Company via hand delivery or facsimile at (415) 520-9364 before 9:00 p.m., Pacific Time, on May 29, 2008, unless we extend the offer. To obtain a paper election form, please contact Wendy Jennings at (415) 247-6329 or wendy.jennings@riverbed.com.

To help you recall your outstanding eligible option grants and give you the tools to make an informed decision, we will provide you with a summary of your outstanding eligible options.

This is a one-time offer, and we will strictly enforce the election period. We reserve the right to reject any options tendered for exchange that we determine are not in appropriate form or that we determine are unlawful to accept. Subject to the terms and conditions of this offer, we will accept all properly tendered options promptly after the expiration of this offer. (See Section 4 on page 31.)

We may extend this offer. If we extend this offer, we will issue a press release, e-mail or other communication disclosing the extension no later than 6:00 a.m., Pacific Time, on the U.S. business day following the previously scheduled expiration date.

The delivery of all documents, including election forms, is at your risk. Only documents that are complete, signed and actually received electronically or in paper form to Wendy Jennings by the deadline will be accepted. Documents submitted by any other means, including interoffice or U.S. mail (or other post) and Federal Express (or similar delivery service), are not permitted. We intend to confirm the receipt of your electronic election form (or paper election form) by e-mail within two (2) U.S. business days of the receipt of your electronic election form (or paper election form). If you have not received an e-mail confirmation, you must confirm that we have received your electronic election form (or paper election form). Responses may be submitted only via the offer website or in paper form via hand delivery or facsimile to Wendy Jennings. Responses submitted by any other means are not permitted. (See Section 4 on page 31.)

Q3.	Why is Riverbed making this offer?

A3.	We believe that this offer will foster retention of our valuable employees and better align the interests of our employees and stockholders to maximize stockholder value. We issued the currently outstanding options to attract and retain the best available personnel and to provide additional incentive to our employees. Some of our outstanding options, whether or not they are currently exercisable, have exercise prices that are significantly higher than the current market price for our stock. These options are commonly referred to as being “underwater.” By making this offer, we intend to provide eligible employees with the opportunity to own new options that over time may have a greater potential to increase in value. (See Section 3 on page 29.)

Q4.	Who may participate in this offer?

A4.	You may participate in this offer if you are an eligible employee. You are an “eligible employee” if you are an active employee of Riverbed, other than an employee located in China and the Philippines, at the time of this offer, you remain an eligible employee through the expiration date and the date of grant for new options, and you hold eligible options. However, the executive officers and the members of our board of directors may not participate in this offer. (See Section 1 on page 28.)

Q5.	Are there circumstances under which I would not be granted new options?

A5.	Yes. If, for any reason, you are no longer an employee of Riverbed on the new option grant date, you will not receive any new options. Instead, you will keep your current eligible options and they will expire in accordance with their terms. If you are a U.S. employee, your employment with Riverbed will remain “at-will” regardless of your participation in the offer and can be terminated by you or us at any time, with or without cause or notice. (See Section 1 on page 28.)

Moreover, even if we accept your exchanged options, we will not grant new options to you if we are prohibited from doing so by applicable laws. For example, we could become prohibited from granting new options as a result of changes in SEC or Nasdaq rules. We do not anticipate any such prohibitions at this time. (See Section 13 on page 43.)

Q6.	Am I required to participate in this option exchange?

A6.	No. Participation in this offer is completely voluntary. To help you determine your outstanding eligible option grants and give you the tools to make an informed decision, we will provide you with a summary listing all of your eligible option grants. (See Section 2 on page 28 and Section 14 on page 43.)

Q7.	How many new options will I receive for the options that I exchange?

A7.	Each exchanged option to purchase one (1) share of our common stock will be replaced with a new option to purchase point eight five (.85) shares of our common stock.

For purposes of this offer, including the exchange ratio, the term “option” generally refers to an option to purchase one (1) share of our common stock. For purposes of applying the exchange ratio, fractional new options will be rounded to the nearest whole new option on a grant by grant basis (with fractional options greater than or equal to point five (.5) rounded up to the nearest whole new option and fractional options less than point five (.5) rounded down to the nearest whole new option). (See Section 2 on page 28.)

Example: If you exchange 1,000 eligible options, you will receive 850 new options at an exercise price equal to the closing price of our common stock on the new option grant date, which we expect to be May 30, 2008. (See Section 2 on page 28.)

Q8.	Why isn’t the exchange ratio simply one-for-one?

A8.	Our stock option exchange program must balance the interests of both employees and non-employee stockholders. The exchange ratio selected for this offer will decrease the total number of options outstanding and will benefit stockholders by decreasing potential stockholder dilution. (See Section 3 on page 29.)

Q9.	What will be the exercise price of my new options?

A9.	The exercise price per share of all new options will be equal to the closing price of our common stock as reported on the Nasdaq Global Select Market on the new option grant date, which is expected to be May 30, 2008.

We cannot predict the exercise price of the new options. (See Section 9 on page 36.)

Q10.	When will my new options vest and be exercisable?

A10.	The new options will be vested to the same extent and will continue to vest on the same schedule as your exchanged options were scheduled to vest. Thus, a portion of each new option grant will be vested on the new option grant date to the same extent the exchanged option would have been vested under the original vesting schedule as of the new option grant date, as adjusted to account for the exchange ratio. Vesting on any date is subject to your continued service to Riverbed or its subsidiaries through each relevant vesting date. Generally, any vested new options may be exercised by you at any time, unless certain exercisability restrictions apply due to requirements under local law. (See Section 9 on page 36.)

Q11.	If I participate in this offer, do I have to exchange all of my options with an exercise price per share greater than or equal to $16.404?

A11.	No. You may pick and choose which of your outstanding option grants you wish to exchange. However, we are not accepting partial tenders of option grants unless that option grant is covered by a domestic relations order (or comparable legal document as the result of the end of a marriage). (See Q&A 12.) This means that you may not elect to exchange only some of the shares covered by any particular option grant. However, you may elect to exchange the remaining portion of any option grant that you have partially exercised. The result is that you may elect to exchange one or more of your option grants, but you must elect to exchange all of the unexercised shares subject to each grant or none of the shares for that particular grant. For example and except as otherwise described below, if you hold (1) an eligible option grant to purchase 1,000 shares, 700 of which you have already exercised, (2) an eligible option grant to purchase 1,000 shares, and (3) an eligible option grant to purchase 2,000 shares, you may elect to exchange:

•	Your first option grant covering 300 remaining unexercised shares,

•	Your second option grant covering 1,000 shares,

•	Your third option grant covering 2,000 shares,

•	Two of your three option grants,

•	All three of your option grants, or

•	None of your option grants.

These are your only choices in the above example. You may not elect, for example, to exchange your first option grant with respect to options to purchase only 150 shares (or any other partial amount) under that grant or less than all of the shares under the second and third option grants. (See Section 2 on page 28.)

Q12.	What happens if I have an option grant that is subject to a domestic relations order or comparable legal document as the result of the end of a marriage?

A12.	If you have an option grant that is subject to a domestic relations order (or comparable legal document as the result of the end of a marriage) and a person who is not an employee of Riverbed beneficially owns a portion of that option grant, you may tender only the portion beneficially owned by you. Any portion beneficially owned by a person who is not our employee may not be exchanged in this offer (even if legal title to that portion of the option grant is held by you and you are an eligible employee).

For instance, if you are an eligible employee and you hold an option grant to purchase 3,000 shares that is subject to a domestic relations order, 1,000 of which are beneficially owned by your former spouse, and you have exercised 500 of the remaining 2,000 shares, then you may elect to exchange the portion of the option grant that you beneficially own covering the outstanding 1,500 shares, or you may elect not to participate in the offer at all. This is your only choice with respect to this option grant. (See Section 2 on page 28.)

Q13.	When will my exchanged options be cancelled?

A13.	Your exchanged options will be cancelled on the same U.S. business day as the expiration date. We refer to this date as the cancellation date. We expect that the cancellation date will be May 29, 2008 unless the offer period is extended. (See Section 6 on page 33.)

Q14.	Once I surrender my exchanged options, is there anything I must do to receive the new options?

A14.	Once your exchanged options have been cancelled, there is nothing that you must do to receive your new options. We expect that the new option date will be May 30, 2008. In order to vest in the shares covered by the new option grant, you will need to remain an employee or service provider of Riverbed through the applicable vesting dates, as described in Q&A 10. (See Section 1 on page 28.)

Q15.	When will I receive the new options?

A15.	We will grant the new options on the new option grant date. We expect the new option grant date will be May 30, 2008. If the expiration date is delayed, the new option grant date will be similarly delayed. You will receive your grant paperwork after the expiration of the offer. (See Section 6 on page 33.)

Q16.	Can I exchange shares of Riverbed common stock that I acquired upon exercise of Riverbed options?

A16.	No. This offer relates only to outstanding Riverbed options. You may not exchange shares of Riverbed common stock in this offer. (See Section 2 on page 28.)

Q17.	Will I be required to give up all of my rights under the cancelled options?

A17.	Yes. Once we have accepted your exchanged options, your exchanged options will be cancelled and you will no longer have any rights under those options. We intend to cancel all exchanged options on the same U.S. business day as the expiration date. We refer to this date as the cancellation date. We expect that the cancellation date will be May 29, 2008. (See Section 6 on page 33.)

Q18.	Will the terms and conditions of my new options be the same as my exchanged options?

A18.	The terms and conditions of your new options may vary from the terms and conditions of your exchanged options, but such changes generally will not substantially and adversely affect your rights, except that your new options may have a different exercise price, will be classified as nonstatutory stock options for U.S. tax purposes, and the maximum term of your new options will be five (5) years from the date of grant of the new options. (See Section 9 on page 36.) However, if you are an employee outside the U.S., you should carefully review Schedule C attached to this offer for your country of residence to determine whether different terms will apply.

Q19.	What happens to my options if I choose not to participate or if my options are not accepted for exchange?

A19.	If we do not receive your election form by the deadline, you choose not to participate, or your options are not accepted by us under this offer, your existing options will (i) remain outstanding until they expire by their terms, (ii) retain their current exercise price, and (iii) retain their current term. (See Section 6 on page 33.)

Q20.	How does Riverbed determine whether an option has been properly tendered?

A20.	We will determine, in our discretion, all questions about the validity, form, eligibility (including time of receipt) and acceptance of any options. Our determination of these matters will be final and binding on all parties. We reserve the right to reject any election form or any options tendered for exchange that we determine are not in appropriate form or that we determine are unlawful to accept. We will accept all properly tendered options that are not validly withdrawn, subject to the terms of this offer. No tender of options will be deemed to have been properly made until all defects or irregularities have been cured or waived by us. We have no obligation to give notice of any defects or irregularities in any election form and we will not incur any liability for failure to give any notice. (See Section 4 on page 31.)

Q21.	Will I have to pay taxes if I participate in the offer?

A21.	If you participate in the offer and are a citizen or resident of the U.S., you generally will not be required under current U.S. law to recognize income for U.S. federal income tax purposes at the time of the exchange. On the new option grant date, you will not be required under current law to recognize income for U.S. federal income tax purposes. However, you may have taxable income when you exercise your new options or when you sell your shares. (See Section 14 on page 43.)

If you are a citizen or tax resident of a country other than the U.S., the tax consequences of participating in this offer may be different for you. Please be sure to read Schedule C attached to this offer for your country of residence which discusses the tax consequences of participating in the offer.

For all employees, we recommend that you consult with your own tax advisor to determine the personal tax consequences to you of participating in this offer. If you are a citizen or tax resident or subject to the tax laws of more than one country, you should be aware that there might be additional tax and social insurance consequences that may apply to you.

Q22.	Will my new options be incentive stock options or nonstatutory stock options for U.S. tax purposes?

A22.	The new options granted in exchange for your old options will be granted as nonstatutory stock options, even if your old options were classified as incentive stock options.

We recommend that you read the tax discussion in Section 14 of this Offer to Exchange and discuss the personal tax consequences of incentive stock options and nonstatutory stock options with your financial, legal and/or tax advisors. (See Section 9 on page 36 and Section 14 on page 43.)

Q23.	Will I receive an option agreement?

A23.	Yes. All new options will be subject to an option agreement between you and Riverbed, as well as to the terms and conditions of our Plan. (See Section 9 on page 36.)

Q24.	Are there any conditions to this offer?

A24.	Yes. The completion of this offer is subject to a number of customary conditions that are described in Section 7 of this Offer to Exchange. If any of these conditions are not satisfied, we will not be obligated to accept and exchange properly tendered eligible options, though we may do so at our discretion. (See Section 2 on page 28 and Section 7 on page 34.)

Q25.	If you extend the offer, how will you notify me?

A25.	If we extend this offer, we will issue a press release, e-mail or other form of communication disclosing the extension no later than 6:00 a.m., Pacific Time, on the next U.S. business day following the previously scheduled expiration date. (See Section 2 on page 28 and Section 16 on page 45.)

Q26.	How will you notify me if the offer is changed?

A26.	If we change the offer, we will issue a press release, e-mail or other form of communication disclosing the change no later than 6:00 a.m., Pacific Time, on the next U.S. business day following the day we change the offer. (See Section 2 on page 28 and Section 16 on page 45.)

Q27.	Can I change my mind and withdraw from this offer?

A27.	Yes. You may change your mind after you have submitted an election form choosing to exchange your eligible options and submit a new election form at any time before the expiration date. If we extend the expiration date, you may submit a new election form at any time until the extended offer expires, electing to retain your eligible option under its existing terms. You may change your mind as many times as you wish, but you will be bound by the last properly submitted election form we receive before the expiration date. (See Section 5 on page 33.)

Q28.	How do I change my election?

A28.	To change your election with respect to your eligible options, you must do the following before the expiration date:

1.	Access the offer website and complete a new electronic election form; or

2.	If you are not able to submit a new election form electronically via the offer website as a result of technical failures of the offer website, such as the offer website being unavailable or the offer website not accepting your new electronic election form, or if you do not otherwise have access to the offer website for any reason (including lack of internet services), you must complete a new election form and return it to Wendy Jennings at the Company via hand delivery or facsimile at (415) 520-9364. To obtain a paper election form, please contact Wendy Jennings at (415) 247-6329 or wendy.jennings@riverbed.com.

The delivery of all documents is at your risk. Riverbed intends to confirm the receipt of your new electronic election form (or paper election form) by e-mail within two (2) U.S. business days. If you have not received an e-mail confirmation, we recommend that you confirm that we have received your electronic election form (or paper election form). If you need to confirm receipt after two (2) U.S. business days have elapsed, you may e-mail Wendy Jennings at wendy.jennings@riverbed.com.

Only electronic election forms (or paper election forms) that are complete, signed (electronically or otherwise) and actually received by Riverbed by the deadline will be accepted. Election or paper election forms may be submitted only via the offer website or by hand delivery or facsimile to Wendy Jennings. Election or paper election forms submitted by any other means, including interoffice, e-mail, U.S. mail (or other post) and Federal Express (or similar delivery service), are not permitted. (Section 5 on page 33.)

Q29.	What if I withdraw my election and then decide again that I want to participate in this offer?

A29.	If you have withdrawn your election to participate and then decide again that you would like to participate in this offer, you may re-elect to participate by submitting a new properly completed electronic election form (or paper election form) accepting the offer before the expiration date, in accordance with the procedures described in Q&A 28 and Section 4 (See also Q&A 2 and see Section 5 on page 33.)

Q30.	Are you making any recommendation as to whether I should exchange my eligible options?

A30.	No. We are not making any recommendation as to whether you should accept this offer. We understand that the decision whether or not to exchange your eligible options in this offer will be a challenging one for many employees. The program does carry risk (see “Risks of Participating in the Offer” on page 11 for information regarding some of these risks), and there are no guarantees that you would not ultimately receive greater value from your eligible options than from the new options you will receive in exchange. As a result, you must make your own decision as to whether or not to participate in this offer. For questions regarding personal tax implications or other investment-related questions, you should talk to your own legal counsel, accountant, and/or financial advisor. (See Section 3 on page 29.)

Q31.	Who can I talk to if I have questions about the offer, or if I need additional copies of the offer documents?

A31.	For additional information or assistance, you should contact the Offer to Exchange Hotline at (415) 543-2101 or Wendy Jennings, our Director of Employee Shareholder Services, at:

Riverbed Technology, Inc.

199 Fremont Street,

San Francisco, California 94105

Tel: (415) 247-6329

E-mail: wendy.jennings@riverbed.com

(See Section 10 on page 39.)

RISKS OF PARTICIPATING IN THE OFFER

Participating in the offer involves a number of risks, including those described below. This list and the risk factors in our annual report on Form 10-K for the fiscal year ended December 31, 2007 and our quarterly report on Form 10-Q for the quarter ended March 31, 2008, filed with the SEC highlight the material risks of participating in this offer. You should carefully consider these risks and are encouraged to speak with an investment and tax advisor as necessary before deciding to participate in the offer. In addition, we strongly urge you to read the sections in this Offer to Exchange discussing the tax consequences in the U.S. and Schedule C discussing the tax consequences for employees outside the U.S., as well as the rest of this Offer to Exchange for a more in-depth discussion of the risks that may apply to you before deciding to participate in the exchange offer.

In addition, this offer and our SEC reports referred to above include “forward-looking statements.” When used in this Offer to Exchange, the words “anticipate,” “believe,” “estimate,” “expect,” “intend” and “plan” as they relate to us are intended to identify these forward-looking statements. All statements by us regarding our expected future financial position and operating results, our business strategy, our financing plans and expected capital requirements, forecasted trends relating to our services or the markets in which we operate and similar matters are forward-looking statements, and are dependent upon certain risks and uncertainties, including those set forth in this section and other factors elsewhere in this Offer to Exchange. You should carefully consider these risks, in addition to the other information in this Offer to Exchange and in our other filings with the SEC. The documents we file with the SEC, including the reports referred to above, discuss some of the risks that could cause our actual results to differ from those contained or implied in the forward-looking statements. The safe harbor afforded by the Private Securities Litigation Reform Act of 1995 to certain forward-looking statements does not extend to forward-looking statements made by us in connection with the offer.

The following discussion should be read in conjunction with the financial statements and notes to the financial statements attached as Schedule B and incorporated by reference, as well as our most recent Forms 10-K, 10-Q and 8-K. We caution you not to place undue reliance on the forward-looking statements contained in this offer, which speak only as of the date hereof.

Economic Risks

If the price of our common stock increases after the date on which your options are cancelled, your cancelled options might be worth more than the new options that you receive in exchange for them.

Because the exchange ratio of this offer is not one-for-one with respect to all options, it is possible that, at some point in the future, your exchanged options would have been economically more valuable than the new options granted pursuant to this exchange offer. For example, if you exchange an option grant for 10,000 shares with an exercise price per share of $20.00, you would receive a grant of 8,500 new options. Assume, for illustrative purposes only, that the exercise price of your new options is $17.00 per share and three (3) years after the new grant date the price of our common stock had increased to $45.00 per share. Under this example, if you had kept your exchanged options and sold them at $45.00 per share, you would have realized pre-tax gain of $250,000, but if you exchanged your options and sold the shares subject to the new option grant, you would only realize a pre-tax gain of $238,000.

If we are acquired by or merge with another company, your cancelled options might be worth more than the new options that you receive in exchange for them.

A transaction involving us, such as a merger or other acquisition, could have a substantial effect on our stock price, including significantly increasing the price of our common stock. Depending on the structure and terms of this type of transaction, option holders who elect to participate in the offer might be deprived of some of the benefit of the appreciation in the price of our common stock resulting from the merger or acquisition. This could result in a greater financial benefit for those option holders who did not participate in this offer and retained their original options.

Tax-Related Risks

Your new options will be nonstatutory stock options even if your eligible options are incentive stock options.

The new options will be classified for U.S. tax purposes as nonstatutory stock options. In general, if you are a U.S. tax resident, nonstatutory stock options are less favorable to you from a tax perspective. For more detailed information, please read the rest of the Offer to Exchange, and see the tax disclosure set forth under Section 14 of the Offer to Exchange.

U.S. employees who do not participate in this exchange may be required to restart the measurement periods required to be eligible for favorable tax treatment for their incentive stock options.

In order to receive favorable tax treatment for incentive stock options, you may not dispose of the shares subject to the option prior to two (2) years after the grant date and one (1) year after the date you exercise the option. If this offer is open for thirty (30) days or more and you do not tender your eligible options that are classified as incentive stock options, the date of grant for purposes of the two (2) year holding period necessary to receive favorable tax treatment will restart and you will not receive any credit for the time from the original grant date of your option. As a result, if this offer is open for thirty (30) days or more, in order for your eligible options classified as incentive stock options to be eligible for favorable federal tax treatment, you must wait to sell or otherwise dispose of the shares subject to your option until the passage of more than two (2) years from the new deemed option grant date, which is expected to be May 30, 2008, and more than one (1) year after the exercise of the option. If these holding periods (and all other incentive stock option requirements) are met, the excess of the sale price of the option shares over the exercise price of the option will be treated as long-term capital gain. The offer currently is expected to remain open for twenty-nine (29) calendar days, so we do not expect there to be a deemed modification of any eligible options classified as incentive stock options. If we extend the offer, however, it could cause the offer to remain open for thirty (30) days or more resulting in a deemed modification of any eligible options classified as incentive stock options. Note that, to the extent you tender and we accept your options for exchange in connection with the offer, your new options will be classified as nonstatutory stock options. For more detailed information, please read the rest of the Offer to Exchange, and see the tax disclosure set forth under Section 14 of the Offer to Exchange.

Tax-related risks for non-U.S. employees.

Non-U.S. employees should carefully review Schedule C attached to this offer for their country of residence to determine whether participation in the offer could trigger any negative tax consequences.

Tax-related risks for tax residents of multiple countries.

If you are subject to the tax laws in more than one jurisdiction, you should be aware that there may be tax and social security consequences of more than one country that may apply to you. You should be certain to consult your own tax advisor to discuss these consequences.

Business-Related Risks

Risks Related to Our Business and Industry

We compete in new and rapidly evolving markets and have a limited operating history, which make it difficult to predict our future operating results.

We were incorporated in May 2002 and shipped our first Steelhead appliance in May 2004. We have a limited operating history and offer a focused line of products in an industry characterized by rapid technological change. It is very difficult to forecast our future operating results. You should consider and evaluate our prospects in light of the risks and uncertainty frequently encountered by early stage companies in rapidly evolving markets characterized by rapid technological change, changing customer needs, evolving industry standards and frequent introductions of new products and services. As we encounter rapidly changing customer requirements and increasing competitive pressures, we likely will be required to reposition our product and service offerings and introduce new products and services. We may not be successful in doing so in a timely and appropriately responsive manner, or at all. Furthermore, because we compete in an early stage market, many of our target customers have not purchased products similar to ours and might not have a specific budget for the purchase of our products and services. All of these factors make it difficult to predict our future operating results.

Our operating results may fluctuate significantly, which makes our future results difficult to predict and could cause our operating results to fall below expectations or our guidance.

Our quarterly and annual operating results have varied significantly in the past and could vary significantly in the future, which makes it difficult for us to predict our future operating results. Our operating results may fluctuate due to a variety of factors, many of which are outside of our control, including the changing U.S. and global economic environment, and any of which may cause our stock price to fluctuate. As a result, comparing our operating results on a period-to-period basis may not be meaningful. You should not rely on our past results as an indication of our future performance. In addition, revenues in any quarter are largely dependent on customer contracts entered into during that quarter. Moreover, a significant portion of our quarterly sales typically occurs during the last month of the quarter, which we believe reflects customer buying patterns of products similar to ours and other products in the technology industry generally. As a result, our quarterly operating results are difficult to predict even in the near term and a delay in an anticipated sale past the end of a particular quarter may negatively impact our results of operations for that quarter, or in some cases, that year. A delay in the recognition of revenue, even from just one account, may have a significant negative impact on our results of operations for a given period. If our revenue or operating results fall below the expectations of investors or securities analysts or below any guidance we may provide to the market, as it did in the quarter ended March 31, 2008, the price of our common stock could decline substantially. Such a stock price decline could occur, and has occurred in the past, even when we have met our publicly stated revenue and/or earnings guidance.

In addition to other risk factors listed in this “Risk Factors” section, factors that may affect our operating results include, but are not limited to:

•

fluctuations in demand, including due to seasonality, for our products and services. For example, many companies in our industry experience adverse seasonal fluctuations in customer spending patterns, particularly in the first and third quarters; we have experienced these seasonal fluctuations in the past and expect that this trend will continue in the future;

•	fluctuations in sales cycles and prices for our products and services;

•	reductions in customers’ budgets for information technology purchases and delays in their purchasing cycles;

•	general economic conditions in our domestic and international markets;

•	limited visibility into customer spending plans;

•	changing market conditions, including current and potential customer consolidation;

•	customer concentration;

•

the timing of recognizing revenue in any given quarter as a result of software revenue recognition rules, including the extent to which sales transactions in a given period are unrecognizable until a future period or, conversely, the satisfaction of revenue recognition rules in a given period resulting in the recognition of revenue from transactions initiated in prior periods;

•	the sale of our products in the timeframes we anticipate, including the number and size of orders, and the product mix within any such orders, in each quarter;

•	our ability to develop, introduce and ship in a timely manner new products and product enhancements that meet customer requirements;

•	the timing of product releases or upgrades by us or by our competitors;

•	any significant changes in the competitive dynamics of our markets, including new entrants or substantial discounting of products;

•	our ability to control costs, including our operating expenses and the costs of the components we purchase;

•	volatility in our stock price, which may lead to higher stock compensation expenses pursuant to Statement of Financial Accounting Standards No. 123(R); and

•

unpredictable fluctuations in our effective tax rate due to disqualifying dispositions of stock from the employee stock purchase plan and stock options, changes in the valuation of our deferred tax assets or liabilities, changes in actual results versus our estimates, or changes in tax laws, regulations, accounting principles, or interpretations thereof.

We face intense competition that could reduce our revenue and adversely affect our financial results.

The market for our products is highly competitive and we expect competition to intensify in the future. Other companies may introduce new products in the same markets we serve or intend to enter.

This competition could result in increased pricing pressure, reduced profit margins, increased sales and marketing expenses and failure to increase, or the loss of, market share, any of which would likely seriously harm our business, operating results or financial condition.

Competitive products may in the future have better performance, more and/or better features, lower prices and broader acceptance than our products. Many of our current or potential competitors have longer operating histories, greater name recognition, larger customer bases and significantly greater financial, technical, sales, marketing and other resources than we do. Potential customers may prefer to purchase from their existing suppliers rather than a new supplier regardless of product performance or features. Currently, we face competition from a number of established companies, including Cisco Systems, Juniper Networks, Packeteer, Blue Coat Systems, F5 Networks, and Citrix Systems. We also face competition from a large number of smaller private companies and new market entrants.

We expect increased competition from other established and emerging companies if our market continues to develop and expand. For example, third parties currently selling our products could market products and services that compete with our products and services. In addition, some of our competitors have made acquisitions or entered into partnerships or other strategic relationships with one another to offer a more comprehensive solution than they individually had offered. We expect this trend to continue as companies attempt to strengthen or maintain their market positions in an evolving industry and as companies enter into partnerships or are acquired. Many of the companies driving this consolidation trend have significantly greater financial, technical and other resources than we do and are better positioned to acquire and offer complementary products and technologies. The companies resulting from these possible consolidations may create more compelling product offerings and be able to offer greater pricing flexibility, making it more difficult for us to compete effectively, including on the basis of price, sales and marketing programs, technology or product functionality. Continued industry consolidation may adversely impact customers’ perceptions of the viability of smaller and even medium-sized technology companies and consequently customers’ willingness to purchase from such companies. These pressures could materially adversely affect our business, operating results and financial condition.

We also face competitive pressures from other sources. For example, Microsoft has announced its intention to improve the performance of its software for remote office users. Our products are designed to improve the performance of many applications, including applications that are based on Microsoft protocols. Accordingly, improvements to Microsoft application protocols may reduce the need for our products, adversely affecting our business, operating results and financial condition. Improvement in other application protocols or in the Transmission Control Protocol (TCP), the underlying transport protocol for most WAN traffic, could have a similar effect. In addition, we market our products, in significant part, on the anticipated cost savings to be realized by organizations if they are able to avoid the purchase of costly IT infrastructure at remote sites by purchasing our products. To the extent other companies are able to reduce the costs associated with purchasing and maintaining servers, storage or applications to be operated at remote sites, our business, operating results and financial condition could be adversely affected.

We rely heavily on indirect distribution partners to sell our products. Disruptions to, or our failure to effectively develop and manage, our distribution channels and the processes and procedures that support them could harm our business.

Our future success is highly dependent upon establishing and maintaining successful relationships with a variety of indirect distribution partners, including value-added resellers. A substantial majority of our revenue is derived through indirect channel sales and we expect indirect channel sales to continue to account for a substantial majority of our total revenue. Accordingly, our revenue depends in large part on the effective performance of these channel partners, and the loss of or reduction in sales to our channel partners could materially reduce our revenues. By relying on indirect channels, we may have little or no contact with the ultimate users of our products, thereby making it more difficult for us to establish brand awareness, ensure proper delivery and installation of our products, service ongoing customer requirements and respond to evolving customer needs. In addition, we recognize a large portion of our revenue based on a sell-through model using information regarding the end user customers that is provided by our channel partners. If those channel partners provide us with inaccurate or untimely information, the amount or timing of our revenues could be adversely impacted.

Recruiting and retaining qualified channel partners and training them in our technology and product offerings requires significant time and resources. In order to develop and expand our distribution channel, we must continue to scale and improve our processes and procedures that support our distribution channel, including investment in systems and training, and those processes and procedures may become increasingly complex and difficult to manage. We have no long-term contracts or minimum purchase commitments with any of our value-added resellers or other indirect distributors, and our contracts with these channel partners do not prohibit them from offering products or services that compete with ours. Our competitors may be effective in providing incentives to existing and potential channel partners to favor their products, to choose not to partner with us, or to prevent or reduce sales of our products. Our channel partners may choose not to offer our products exclusively or at all. If we fail to maintain successful relationships with our channel partners, fail to develop new relationships with channel partners in new markets or expand the number of channel partners in existing markets, fail to manage, train or motivate existing channel partners effectively or if these channel partners are not successful in their sales efforts, sales of our products may decrease and our business, operating results and financial condition would be materially adversely affected.

Adverse economic conditions or reduced information technology spending may harm our business.

Our business depends on the overall demand for information technology, and in particular for Wide-area Data Services, and on the economic health and general willingness to make capital commitments of our current and prospective customers. The market we serve is emerging and the purchase of our products involves material changes to established purchasing patterns and policies. The purchase of our products is often discretionary and may involve a significant commitment of capital and other resources. In addition, our operating expenses are largely based on anticipated revenue trends and a high percentage of our expenses are, and will continue to be, fixed in the short-term. Uncertainty about future economic conditions makes it difficult to forecast operating results and to make decisions about future investments. Weak economic conditions, or a reduction in information technology spending even if economic conditions improve, would likely harm our business and operating results in a number of ways, including longer sales cycles, lower prices for our products and services and reduced unit sales.

We expect our gross margins to vary over time and our recent level of product gross margin may not be sustainable.

Our product gross margins vary from quarter to quarter and the recent level of gross margins may not be sustainable and may be adversely affected in the future by numerous factors, including product or sales channel mix shifts, increased price competition, increases in material or labor costs, excess product component or obsolescence charges from our contract manufacturers, increased costs due to changes in component pricing or charges incurred due to component holding periods if our forecasts do not accurately anticipate product demand, warranty related issues, or our introduction of new products or entry into new markets with different pricing and cost structures.

We rely on third parties to perform shipping and other logistics functions on our behalf. A failure or disruption at a logistics partner would harm our business.

Currently, we use third-party logistics partners to perform storage, packaging, shipment and handling for us. We intend to utilize additional logistics service providers in connection with any expansion of our international sales, including a new logistics partner that will begin shipping European orders in the second quarter. Although the logistics services required by us may be readily available from a number of providers, it is time consuming and costly to qualify and implement these relationships. If one or more of our logistics partners suffers an interruption in its business, or experiences delays, disruptions or quality control problems in its operations, or we choose to change or add additional logistics partners, our ability to ship products to our customers would be delayed and our business, operating results and financial condition would be adversely affected.

We are susceptible to shortages or price fluctuations in our supply chain. Any shortages or price fluctuations in components used in our products could delay shipment of our products.

Shortages in components that we use in our products are possible and our ability to predict the availability of such components may be limited. Some of these components are available only from limited sources of supply. For example, our Steelhead appliances depend on network bypass cards to provide a fail-to-wire capability. These bypass cards use high speed relays available only from a limited number of vendors. In addition, our ability to timely deliver products to our customers would be harmed if we needed to qualify replacements for the systems, motherboards, chassis and storage adapters used in our appliances. We would be similarly impacted by shortages in the availability, or the complete unavailability, of the central processing units, bypass cards, disks, memory, fans and power supplies that we use in our appliances. Specifically, the unavailability of any of these components would prevent us from shipping products because each of these components is necessary to the proper functioning of our appliances. In addition, the lead times associated with certain components are lengthy and preclude rapid changes in quantity requirements and delivery schedules.

Any growth in our business or the economy is likely to create greater pressures on us and our suppliers to project overall component demand accurately and to establish optimal component inventory levels. In addition, increased demand by third parties for the components we use in our products may lead to decreased availability and higher prices for those components. We carry very little inventory of our product components, and we rely on our suppliers to deliver necessary components to our contract manufacturers in a timely manner based on forecasts we provide. We rely on both purchase orders and long-term contracts with our suppliers. As a result, even if available, we may not be able to secure sufficient components at reasonable prices or of acceptable quality to build products in a timely manner, which would seriously impact our ability to deliver products to our customers, and impact our revenue.

If we fail to predict accurately our manufacturing requirements, we could incur additional costs or experience manufacturing delays which would harm our business. We are dependent on contract manufacturers, and changes to those relationships, expected or unexpected, may result in delays or disruptions that could harm our business.

We depend on independent contract manufacturers to manufacture and assemble our products. We rely on purchase orders or long-term contracts with our contract manufacturers. Some of our contract manufacturers are not obligated to supply products to us for any specific period, in any specific quantity or at any specific price. Our orders may represent a relatively small percentage of the overall orders received by our contract manufacturers from their customers. As a result, fulfilling our orders may not be considered a priority by one or more of our contract manufacturers in the event the contract manufacturer is constrained in its ability to fulfill all of its customer obligations in a timely manner. We provide demand forecasts to our contract manufacturers. If we overestimate our requirements, the contract manufacturers may assess charges or we may have liabilities for excess inventory, each of which could negatively affect our gross margins. Conversely, because lead times for required materials and components vary significantly and depend on factors such as the specific supplier, contract terms and the demand for each component at a given time, if we underestimate our requirements, the contract manufacturers may have inadequate materials and components required to produce our products, which could interrupt manufacturing of our products and result in delays in shipments and deferral or loss of revenue.

Although the contract manufacturing services required to manufacture and assemble our products may be readily available from a number of established manufacturers, it is time consuming and costly to qualify and implement contract manufacturer relationships. Therefore, if one or more of our contract manufacturers suffers an interruption in its business, or experiences delays, disruptions or quality control problems in its manufacturing operations, or we choose to change or add additional contract manufacturers, our ability to ship products to our customers would be delayed.

If functionality similar to that offered by our products is incorporated into existing network infrastructure products, organizations may decide against adding our products to their network, which would harm our business.

Other providers of network infrastructure products are offering or announcing functionality aimed at addressing the problems addressed by our products. For example, Cisco Systems incorporates WAN optimization functionality into certain of its router blades. The inclusion of, or the announcement of intent to include, functionality perceived to be similar to that offered by our products in products that are already generally accepted as necessary components of network architecture or in products that are sold by more established vendors may have an adverse effect on our ability to market and sell our products. Furthermore, even if the functionality offered by other network infrastructure providers is more limited than our products, a significant number of customers may elect to accept such limited functionality in lieu of adding additional appliances from an additional vendor. Many organizations have invested substantial personnel and financial resources to design and operate their networks and have established deep relationships with other providers of network infrastructure products, which may make them reluctant to add new components to their networks, particularly from new vendors. In addition, an organization’s existing vendors or new vendors with a broad product offering may be able to offer concessions that we are not able to match because we currently offer a focused line of products and have fewer resources than many of our competitors. If organizations are reluctant to add additional network infrastructure from new vendors or otherwise decide to work with their existing vendors, our business, operating results and financial condition will be adversely affected.

If we are unable to protect our intellectual property rights, our competitive position could be harmed or we could be required to incur significant expenses to enforce our rights.

We depend on our ability to protect our proprietary technology. We rely on trade secret, patent, copyright and trademark laws and confidentiality agreements with employees and third parties, all of which offer only limited protection. Despite our efforts, the steps we have taken to protect our proprietary rights may not be adequate to preclude misappropriation of our proprietary information or infringement of our intellectual property rights, and our ability to police such misappropriation or infringement is uncertain, particularly in countries outside of the United States. Further, with respect to patent rights, we do not know whether any of our pending patent applications will result in the issuance of patents or whether the examination process will require us to narrow our claims, and even if patents are issued, they may be contested, circumvented or invalidated over the course of our business. Moreover, the rights granted under any issued patents may not provide us with proprietary protection or competitive advantages, and competitors may be able to develop similar or superior technologies to our own now or in the future. Protecting against the unauthorized use of our products, trademarks and other proprietary rights is expensive, difficult and, in some cases, impossible. Litigation has been necessary and may be necessary in the future to enforce or defend our intellectual property rights, to protect our trade secrets or to determine the validity and scope of the proprietary rights of others. For example, on November 13, 2007, we served Quantum Corporation with a lawsuit, filed in the United States District Court, Northern District of California, alleging patent infringement. Such litigation could result in substantial costs and diversion of management resources, either of which could harm our business, operating results and financial condition. Furthermore, many of our current and potential competitors have the ability to dedicate substantially greater resources to enforce their intellectual property rights than we do. Accordingly, despite our efforts, we may not be able to prevent third parties from infringing upon or misappropriating our intellectual property.

Claims by others that we infringe their proprietary technology could harm our business.

Our industry is characterized by the existence of a large number of patents and frequent claims and related litigation regarding patent and other intellectual property rights. In the ordinary course of our business, we are involved in disputes and licensing discussions with others regarding their claimed proprietary rights and cannot assure you that we will always successfully defend ourselves against such claims. Third parties have claimed and may in the future claim that our products or technology infringe their proprietary rights. For example, on October 9, 2007, Quantum Corporation served us with a lawsuit, filed in the United States District Court, Northern District of California, alleging patent infringement. This lawsuit, although dismissed by the Court on February 4, 2008, was then consolidated on March 4, 2008 with our patent infringement lawsuit against Quantum Corporation in the United States District Court, Northern District of California. Also, on March 4, 2008, Quantum Corporation filed a lawsuit against us in the United States District Court, Northern District of California, alleging patent infringement of an additional patent. We expect that infringement claims may increase as the number of products and competitors in our market increases and overlaps occur. In addition, as we have gained greater visibility and market exposure as a public company, we face a higher risk of being the subject of intellectual property infringement claims. Any claim of infringement by a third party, even those without merit, could cause us to incur substantial costs defending against the claim, and could distract our management from our business. Furthermore, we could be subject to a judgment or voluntarily enter into a settlement, either of which could require us to pay substantial damages. A judgment or settlement could also include an injunction or other court order that could prevent us from offering our products. In addition, we might elect or be required to seek a license for the use of third-party intellectual property, which may not be available on commercially reasonable terms or at all, or if available, the payments under such license may harm our operating results and financial condition. Alternatively, we may be required to develop non-infringing technology, which could require significant effort and expense and may ultimately not be successful. Any of these events pursuant to existing or future infringement claims could seriously harm our business, operating results and financial condition. Third parties may also assert infringement claims against our customers and channel partners. Any of these claims would require us to initiate or defend potentially protracted and costly litigation on their behalf, regardless of the merits of these claims, because we generally indemnify our customers and channel partners from claims of infringement of proprietary rights of third parties. If any of these claims succeed, or if we voluntarily enter into a settlement, we may be forced to pay damages on behalf of our customers or channel partners, which could have a material adverse effect on our business, operating results and financial condition.

Our sales cycles can be long and unpredictable, and our sales efforts require considerable time and expense. As a result, our revenue is difficult to predict and may vary substantially from quarter to quarter.

The timing of our revenue is difficult to predict. Our sales efforts involve educating our customers about the use and benefit of our products, including their technical capabilities and potential cost savings to an organization. Customers typically undertake a significant evaluation process that has in the past resulted in a lengthy sales cycle, in some cases over twelve months. Also, as our distribution strategy has evolved into a channel model, utilizing value-added resellers, distributors, systems integrators and service providers, the level of variability in the length of sales cycle across transactions may increase and make it more difficult to predict the timing of many of our sales transactions. We spend substantial time, effort and money in our sales efforts without any assurance that our efforts will produce any sales. In addition, product purchases are frequently subject to budget constraints, multiple approvals, and unplanned administrative, processing and other delays. If sales expected from a specific customer for a particular quarter are not realized in that quarter or at all, revenue may be harmed and we may miss our stated guidance for that period.

If we lose key personnel or are unable to attract and retain personnel on a cost-effective basis, our business would be harmed.

Our success is substantially dependent upon the performance of our senior management and key technical and sales personnel. Our management and employees can terminate their employment at any time, and the loss of the services of one or more of our executive officers or other key employees could harm our business. Our success also is substantially dependent upon our ability to attract additional personnel for all areas of our organization, particularly in our sales, research and development and customer service departments. Competition for qualified personnel is intense, and we may not be successful in attracting and retaining such personnel on a timely basis, on competitive terms, or at all. Additionally, fluctuations in the price of our stock could affect our ability to attract and retain key personnel. If we are unable to attract and retain the necessary technical, sales and other personnel on a cost-effective basis, our business, operating results and financial condition would be adversely affected.

We may not generate positive returns on our research and development investments.

Developing our products is expensive, and the investment in product development may involve a long payback cycle or may not generate additional revenue at all. In the three months ended March 31, 2008, our research and development expenses were $13.6 million, or approximately 19% of our total revenue. Our future plans include significant investments in research and development and related product opportunities. We believe that we must continue to dedicate a significant amount of resources to our research and development efforts to maintain our competitive position. These investments may take several years to generate positive returns, if ever.

Our ability to sell our products is highly dependent on the quality of our support and services offerings, and our failure to offer high quality support and services would harm our operating results and reputation.

Once our products are deployed within our customers’ networks, our customers depend on our support organization to resolve any issues relating to our products. A high level of support is critical for the successful marketing and sale of our products. If we or our channel partners do not effectively assist our customers in deploying our products, succeed in helping our customers quickly resolve post-deployment issues, and provide effective ongoing support, it would adversely affect our ability to sell our products to existing customers and could harm our reputation with potential customers. In addition, as we expand our operations internationally, our support organization will face additional challenges including those associated with delivering support, training and documentation in languages other than English. As a result, our failure to maintain high quality support and services would harm our operating results and reputation.

If we fail to manage future growth effectively, our business would be harmed.

We have expanded our operations significantly since inception and anticipate that further significant expansion will be required. This future growth, if it occurs, will place significant demands on our management, infrastructure, and other resources. To manage any future growth, we will need to hire, integrate, and retain highly skilled and motivated employees. We will also need to continue to improve our financial and management controls, reporting systems and procedures. We have an enterprise resource planning software system that supports our finance, sales and inventory management processes. If we were to encounter delays or difficulties as a result of this system, including loss of data and decreases in productivity, our ability to properly run our business could be adversely impacted. If we do not effectively manage our growth, our business would be harmed.

If we do not successfully anticipate market needs and develop products and product enhancements that meet those needs, or if those products do not gain market acceptance, our business and operating results will be harmed.

We may not be able to anticipate future market needs or be able to develop new products or product enhancements to meet such needs, either on a timely basis or at all. For example, our failure to address additional application-specific protocols, particularly if our competitors are able to provide such functionality, could harm our business. In addition, our inability to diversify beyond our current product offerings could adversely affect our business. Any new products or product enhancements that we introduce may not achieve any significant degree of market acceptance or be accepted into our sales channel by our channel partners, which would adversely affect our business and operating results.

Organizations are increasingly concerned with the security of their data, and to the extent they elect to encrypt data being transmitted from the point of the end-user in a format that we’re not able to decrypt, rather than only across the WAN, our products will become less effective.

Our products are designed to remove the redundancy associated with repeated data requests over a WAN, either through a private network or a virtual private network (VPN). The ability of our products to reduce such redundancy depends on our products’ ability to recognize the data being requested. Our products currently detect and decrypt some forms of encrypted data. Since most organizations currently encrypt most of their data transmissions only between sites and not on the LAN, the data is not encrypted when it passes through our products. For those organizations that elect to encrypt their data transmissions from the end-user to the server in a format that we’re not able to decrypt, our products will offer little performance improvement unless we are successful in incorporating additional functionality into our products that address those encrypted transmissions. Our failure to provide such additional functionality could limit the growth of our business and harm our operating results.

If our products do not interoperate with our customers’ infrastructure, installations could be delayed or cancelled, which would harm our business.

Our products must interoperate with our customers’ existing infrastructure, which often have different specifications, utilize multiple protocol standards, deploy products from multiple vendors, and contain multiple generations of products that have been added over time. If we find errors in the existing software or defects in the hardware used in our customers’ infrastructure or problematic network configurations or settings, as we have in the past, we may have to modify our software or hardware so that our products will interoperate with our customers’ infrastructure. Our products may be unable to provide significant performance improvements for applications deployed in our customers’ infrastructure. These issues could cause longer installation times for our products and could cause order cancellations, any of which would adversely affect our business, operating results and financial condition. In addition, government and other customers may require our products to comply with certain security or other certifications and standards. If our products are late in achieving or fail to achieve compliance with these certifications and standards, or our competitors achieve compliance with these certifications and standards, we may be disqualified from selling our products to such customers, or at a competitive disadvantage, which would harm our business, operating results and financial condition.

Our products are highly technical and may contain undetected software or hardware errors, which could cause harm to our reputation and our business.

Our products, including software product upgrades and releases, are highly technical and complex and, when deployed, are critical to the operation of many networks. Our products have contained and may contain undetected errors, defects or security vulnerabilities. Some errors in our products may only be discovered after a product has been installed and used by customers. Some of these errors may be attributable to third-party technologies incorporated into our products, which makes us dependant upon the cooperation and expertise of such third parties for the diagnosis and correction of such errors. Any errors, defects or security vulnerabilities discovered in our products after commercial release could result in loss of revenue or delay in revenue recognition, loss of customers and increased service and warranty cost, any of which could harm our reputation, business, operating results and financial condition. Any such errors, defects or security vulnerabilities could also adversely affect the market’s perception of our products and business. In addition, we could face claims for product liability, tort or breach of warranty, including claims relating to changes to our products made by our channel partners. Our contracts with customers contain provisions relating to warranty disclaimers and liability limitations, which may not be upheld. Defending a lawsuit, regardless of its merit, is costly and may divert management’s attention and harm the market’s perception of us and our products. In addition, if our business liability insurance coverage proves inadequate or future coverage is unavailable on acceptable terms or at all, our business, operating results and financial condition could be adversely impacted.

We may engage in future acquisitions that could disrupt our business and cause dilution to our stockholders.

In the future we may acquire other businesses, products or technologies. We have not made any acquisitions to date. Our ability as an organization to make acquisitions is unproven. We may not be able to find suitable acquisition candidates and we may not be able to complete acquisitions on favorable terms, if at all. If we do complete acquisitions, we may not ultimately strengthen our competitive position or achieve our goals, or the acquisition may be viewed negatively by customers, financial markets or investors. In addition, with respect to any acquisitions that we make, we may encounter difficulties in integrating personnel and operations from the acquired businesses and in retaining and motivating key personnel from these businesses. Acquisitions may disrupt our ongoing operations, divert management from day-to-day responsibilities and increase our expenses. Future acquisitions may reduce our cash available for operations and other uses and could result in an increase in amortization expense related to identifiable assets acquired, potentially dilutive issuances of equity securities, or the incurrence of debt.

Our international sales and operations subject us to additional risks that may harm our operating results.

In the year ended December 31, 2007, we derived approximately 37% of our revenue from customers outside the United States; in the three months ended March 31, 2008, this number was 45%. We have personnel in numerous countries worldwide. We expect to continue to add personnel in additional countries. Our international operations subject us to a variety of risks, including:

•	the difficulty and cost of managing and staffing international offices and the increased travel, infrastructure, legal and other compliance costs associated with multiple international locations;

•	difficulties in enforcing contracts and collecting accounts receivable, and longer payment cycles, especially in emerging markets;

•	tariffs and trade barriers and other regulatory or contractual limitations on our ability to sell or develop our products in certain foreign markets;

•	increased exposure to foreign currency exchange rate risk; and

•	reduced protection for intellectual property rights in some countries.

International customers may also require that we localize our products. The product development costs for localizing the user interface of our products, both graphical and textual, could be a material expense to us if the software requires extensive modifications. To date, such changes have not been extensive and the costs have not been material.

As we continue to expand our business globally, our success will depend, in large part, on our ability to anticipate and effectively manage these and other risks associated with our international operations. Our failure to manage any of these risks successfully could harm our international operations, reduce our international sales and harm our business, operating results and financial condition.

Our use of open source and third-party software could impose limitations on our ability to commercialize our products.

We incorporate open source software into our products. Although we monitor our use of open source closely, the terms of many open source licenses have not been interpreted by United States courts, and there is a risk that such licenses could be construed in a manner that could impose unanticipated conditions or restrictions on our ability to commercialize our products. In such event, we could be required to seek licenses from third parties in order to continue offering our products, to re-engineer our products or to discontinue the sale of our products in the event re-engineering cannot be accomplished on a timely basis, any of which could adversely affect our business, operating results and financial condition.

We also incorporate certain third-party technologies, including software programs, into our products and may need to utilize additional third-party technologies in the future. However, licenses to relevant third-party technology may not continue to be available to us on commercially reasonable terms, or at all. Therefore, we could face delays in product releases until equivalent technology can be identified, licensed or developed, and integrated into our current products. These delays, if they occur, could materially adversely affect our business, operating results and financial condition. We currently use third-party software programs in our Steelhead appliances, our Interceptor appliances, our Central Management Console appliances and our recently available Steelhead Mobile software client and controller. For example, in our Steelhead appliances, we use third-party software to configure a storage adapter for specific redundant disk setups as well as to initialize and diagnose hardware on certain models, and in our Central Management Console and Steelhead Mobile Controller appliances we use third-party software to help manage statistics and reporting. Each of these software programs is currently available from only one vendor. As a result, any disruption in our access to these software programs could result in significant delays in our product releases and could require substantial effort to locate or develop a replacement program. If we decide in the future to incorporate into our products any other software program licensed from a third party, and the use of such software program is necessary for the proper operation of our appliances, then our loss of any such license would similarly adversely affect our ability to release our products in a timely fashion.

We are subject to various regulations that could subject us to liability or impair our ability to sell our products.

Our products are subject to a variety of government regulations, including export controls, import controls, environmental laws and required certifications. In particular, our products are subject to U.S. export controls and may be exported outside the U.S. only with the required level of export license or through an export license exception, because we incorporate encryption technology into our products. In addition, various countries regulate the import of certain encryption technology and have enacted laws that could limit our ability to distribute our products or could limit our customers’ ability to implement our products in those countries. Changes in our products or changes in regulations may create delays in the introduction of our products in international markets, prevent our customers with international operations from deploying our products throughout their global systems or, in some cases, prevent the export or import of our products to certain countries altogether. Any change in regulations, shift in approach to the enforcement or scope of existing regulations, or change in the countries, persons or technologies targeted by such regulations, could result in decreased use of our products by, or in our decreased ability to export or sell our products to, existing or potential customers with international operations. We must comply with various and increasing environmental regulations, both domestic and international, regarding the manufacturing and disposal of our products. For example, we must comply with Waste Electrical and Electronic Equipment Directive laws, which are being adopted by certain European Economic Area countries on a country-by-country basis. Failure to comply with these and similar laws on a timely basis, or at all, could have a material adverse effect on our business, operating results and financial condition. This would also be true if we fail to comply, either on a timely basis or at all, with any U.S. environmental laws regarding the manufacturing or disposal of our products. Any decreased use of our products or limitation on our ability to export or sell our products would harm our business, operating results and financial condition.

We incur significant costs as a result of operating as a public company, and our management devotes substantial time to new compliance initiatives.

We incur significant legal, accounting and other expenses as a public company, including costs resulting from regulations regarding corporate governance practices and costs relating to compliance with Section 404 of the Sarbanes-Oxley Act. For example, the listing requirements of the Nasdaq Stock Market’s Global Select Market require that we satisfy certain corporate governance requirements relating to independent directors, audit committees, distribution of annual and interim reports, stockholder meetings, stockholder approvals, solicitation of proxies, conflicts of interest, stockholder voting rights and codes of conduct. Our management and other personnel devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations have increased our legal and financial compliance costs and will make some activities more time-consuming and costly. For example, these rules and regulations could make it more difficult for us to attract and retain qualified persons to serve on our Board of Directors, our board committees or as executive officers.

While we believe that we currently have adequate internal control over financial reporting, we are exposed to risks from legislation requiring companies to evaluate those internal controls.

The Sarbanes-Oxley Act requires that we test our internal control over financial reporting and disclosure controls and procedures. In particular, for the year ended December 31, 2007, we performed system and process evaluation and testing of our internal control over financial reporting to allow management and our independent registered public accounting firm to report on the effectiveness of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. Our compliance with Section 404 will require that we incur substantial expense and expend significant management time on compliance-related issues. Moreover, if we are not able to comply with the requirements of Section 404 in the future, or if we or our independent registered public accounting firm identify deficiencies in our internal control over financial reporting that are deemed to be material weaknesses, the market price of our stock may decline and we could be subject to sanctions or investigations by the Nasdaq Stock Market’s Global Select Market, the SEC or other regulatory authorities, which would require significant additional financial and management resources.

We are required to expense equity compensation given to our employees, which has reduced our reported earnings, will harm our operating results in future periods and may reduce our stock price and our ability to effectively utilize equity compensation to attract and retain employees.

We historically have used stock options and an employee stock purchase plan as a significant component of our employee compensation program in order to align employees’ interests with the interests of our stockholders, encourage employee retention, and provide competitive compensation packages. The Financial Accounting Standards Board has adopted changes that require companies to record a charge to earnings for employee stock option grants and other equity incentives. We adopted this standard effective January 1, 2006. By causing us to record significantly increased compensation costs, such accounting changes have reduced, and will continue to reduce, our reported earnings, will harm our operating results in future periods, and may require us to reduce the availability and amount of equity incentives provided to employees, which could make it more difficult for us to attract, retain and motivate key personnel. Moreover, if securities analysts, institutional investors and other investors adopt financial models that include stock option expense in their primary analysis of our financial results, our stock price could decline as a result of reliance on these models with higher expense calculations.

If we need additional capital in the future, it may not be available to us on favorable terms, or at all.

We have historically relied on outside financing and cash flow from operations to fund our operations, capital expenditures and expansion. We may require additional capital from equity or debt financing in the future to fund our operations or respond to competitive pressures or strategic opportunities. We may not be able to secure timely additional financing on favorable terms, or at all. The terms of any additional financing may place limits on our financial and operating flexibility. If we raise additional funds through further issuances of equity, convertible debt securities or other securities convertible into equity, our existing stockholders could suffer significant dilution in their percentage ownership of our company, and any new securities we issue could have rights, preferences and privileges senior to those of holders of our common stock. If we are unable to obtain adequate financing or financing on terms satisfactory to us, if and when we require it, our ability to grow or support our business and to respond to business challenges could be significantly limited.

Our business is subject to the risks of earthquakes, fire, floods, pandemics and other natural catastrophic events, and to interruption by manmade problems such as computer viruses or terrorism.

Our main operations are located in the San Francisco Bay Area, a region known for seismic activity. A significant natural disaster, such as an earthquake, fire or a flood, could harm our business, operating results and financial condition. In addition, our servers are vulnerable to computer viruses, break-ins and similar disruptions from unauthorized tampering with our computer systems. In addition, acts of terrorism or war could cause disruptions in our or our customers’ business or the economy as a whole. To the extent that such disruptions result in delays or cancellations of customer orders or the deployment of our products, our business, operating results and financial condition would be adversely affected.

Risks Related to Ownership of Our Common Stock

The trading price of our common stock has been volatile and is likely to be volatile in the future.

The trading prices of the securities of technology companies have been highly volatile. Further, our common stock has a limited trading history. Since our initial public offering in September 2006 through April 24, 2008, our stock price has fluctuated from a low of $10.84 to a high of $52.81. Factors that could affect the trading price of our common stock include, but are not limited to:

•	variations in our operating results;

•	announcements of technological innovations, new services or service enhancements, strategic alliances or significant agreements by us or by our competitors;

•	the gain or loss of significant customers;

•	recruitment or departure of key personnel;

•

changes in the estimates of our operating results, either by us or by any securities analysts who follow our common stock, or changes in recommendations by any securities analysts who follow our common stock;

•	significant sales, or announcement of significant sales, of our common stock by us or our stockholders, including our directors and executive officers;

•	announcements by or about us regarding events or news adverse to our business;

•	market conditions in our industry, the industries of our customers and the economy as a whole;

•	adoption or modification of regulations, policies, procedures, or programs applicable to our business; and

•	an announced acquisition of a competitor or us.

If the market for technology stocks or the stock market in general experiences loss of investor confidence, the trading price of our common stock could decline for reasons unrelated to our business, operating results or financial condition. The trading price of our common stock might also decline in reaction to events that affect other companies in our industry or the stock market generally even if these events do not directly affect us. Each of these factors, among others, could cause our stock price to decline. Some companies that have had volatile market prices for their securities have had securities class actions filed against them. If a suit were filed against us, regardless of its merits or outcome, it could result in substantial costs and divert management’s attention and resources.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our common stock will continue to depend in part on the research and reports that securities or industry analysts publish about us or our business. If we do not continue to maintain adequate research coverage or if one or more of the analysts who covers us downgrades our stock or publishes inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts ceases coverage of our company or fails to publish reports on us regularly, demand for our stock could decrease, which could cause our stock price and trading volume to decline.

Insiders have substantial control over us and will be able to influence corporate matters.

As of March 31, 2008, our directors and executive officers and their affiliates beneficially owned, in the aggregate, approximately 21.1% of our outstanding common stock. As a result, these stockholders will be able to exercise significant influence over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions, such as a merger or other sale of our company or its assets. This concentration of ownership could limit your ability to influence corporate matters and may have the effect of delaying or preventing a third party from acquiring control over us.

Anti-takeover provisions in our charter documents and Delaware law could discourage, delay or prevent a change in control of our company and may affect the trading price of our common stock.

We are a Delaware corporation and the anti-takeover provisions of the Delaware General Corporation Law may discourage, delay or prevent a change in control by prohibiting us from engaging in a business combination with an interested stockholder for a period of three years after the person becomes an interested stockholder, even if a change in control would be beneficial to our existing stockholders. In addition, our restated certificate of incorporation and amended and restated bylaws contain provisions that may discourage, delay or prevent a change in our management or control over us that stockholders may consider favorable.

THE OFFER

1.	Eligibility.

You are an “eligible employee” if you are an active employee of Riverbed, other than an employee located in China and the Philippines, as of the date of this offer and you remain employed by Riverbed or a successor entity through the date on which the exchanged options are cancelled and the date of grant for new options. However, the executive officers and the members of our board of directors may not participate in this offer. Our directors and executive officers are listed on Schedule A of this Offer to Exchange.

To receive a grant of new options, you must remain employed by Riverbed or a successor entity through the new option grant date. If you do not remain employed by Riverbed or a successor entity through the new option grant date, you will keep your current eligible options and they will be treated in accordance with their terms and conditions. If we do not extend the offer, the new option grant date is expected to be May 30, 2008, unless a different (later) grant date will be required under local law. If you are a U.S. employee, your employment with Riverbed will remain “at-will” and can be terminated by you or us at any time, with or without cause or notice. In order to continue to vest in your new options, you must remain an employee or other service provider through each relevant vesting date.

2.	Number of options; expiration date.

Subject to the terms and conditions of this offer, we will accept for exchange certain outstanding, unexercised options granted under the Plan that are held by eligible employees and that are properly elected to be exchanged, and are not validly withdrawn, before the expiration date. In order to be eligible, options must be outstanding as of immediately prior to the cancellation of the options under this offer and be options granted prior to May 1, 2008 with an exercise price per share greater than or equal to $16.404. For example, if a particular option grant expires after commencement, but before cancellation under the offer, that particular option grant is not eligible for exchange.

You may choose which of your eligible option grants you wish to exchange, but each option grant that you elect to exchange must be for the entire portion that is outstanding and unexercised, except options that are subject to a domestic relations order (or comparable legal document as the result of the end of a marriage). We are not otherwise accepting partial tenders of option grants. However, you may elect to exchange the remaining portion of an option grant that you have partially exercised. As a result, you may elect to exchange certain of your eligible options, but you must elect to exchange all of the unexercised shares subject to each grant or none of the shares for that particular grant. For example and except as otherwise described below, if you hold (1) an eligible option to purchase 1,000 shares, 700 of which you have already exercised, (2) an eligible option to purchase 1,000 shares, and (3) an eligible option to purchase 2,000 shares, you may elect to exchange:

•	Your first option grant covering 300 remaining unexercised shares,

•	Your second option grant covering 1,000 shares,

•	Your third option grant covering 2,000 shares,

•	Two of your three option grants,

•	All three of your option grants, or

•	None of your option grants.

These are your only choices in the above example. You may not elect, for example, to exchange your first option grant with respect to options to purchase only 150 shares (or any other partial amount) under that grant or less than all of the shares under the second and third option grants.

As discussed above, this rule will not apply to the portion of any option grant that is subject to a domestic relations order (or comparable legal document as the result of the end of a marriage) and which is beneficially owned by a person who is not an employee of Riverbed. Any such portion of an option grant may not be exchanged in this offer (even if title to that portion of the option grant is held by an eligible employee). However, the portion beneficially owned by the eligible employee may be tendered in the offer if eligible; such portion must be tendered for all remaining outstanding shares. For instance, if you are an eligible employee and you hold an option grant to purchase 3,000 shares that is subject to a domestic relations order, 1,000 of which are beneficially owned by your former spouse, and you have exercised 500 of the remaining 2,000 shares, then you may elect to exchange the portion of the option grant that you beneficially own covering the outstanding 1,500 shares, or you may elect not to participate in the offer at all. These are your only choices with respect to this option grant.

Subject to the terms of this offer and upon our acceptance of your properly tendered options, your exchanged options will be exchanged for options at an exchange ratio of point eight five (.85) new shares for every one (1) exchanged share you tender pursuant to this offer.

For purposes of this offer, including the exchange ratio, the term “option” generally refers to an option to purchase one (1) share of our common stock. For purposes of applying the exchange ratio, fractional new options will be rounded to the nearest whole new option on a grant by grant basis (with fractional options greater than or equal to point five (.5) rounded up to the nearest whole new option and fractional options less than point five (.5) rounded down to the nearest whole new option).

Example: If you exchange 1,000 eligible options, you will receive 850 new options at an exercise price equal to the closing price of our common stock on the new option grant date as reported by the Nasdaq Global Select Market. We expect the new option grant date to be May 30, 2008.

All new options will be subject to the terms of our Plan, and to an option agreement entered into between you and Riverbed. The current form of option agreement under the Plan is incorporated by reference as an exhibit to the Tender Offer Statement on Schedule TO that we have filed with the SEC (the “Schedule TO”) with which this Offer to Exchange has been filed. If you are an employee outside the U.S., you may receive a different option agreement to comply or facilitate compliance with local law.

The expiration date for this offer will be 9:00 p.m., Pacific Time, on May 29, 2008, unless we extend the offer. We may, in our discretion, extend the offer, in which event the expiration date will refer to the latest time and date at which the extended offer expires. See Section 15 of this Offer to Exchange for a description of our rights to extend, terminate, and amend the offer.

3.	Purpose of the offer.

We believe that this offer will foster retention of our valuable employees and better align the interests of our employees and non-employee stockholders to maximize stockholder value. We issued the currently outstanding options to attract and retain the best available personnel and to provide additional incentive to our employees. Some of our outstanding options, whether or not they are currently exercisable, have exercise prices that are significantly higher than the current market price for our stock. These options are commonly referred to as being “underwater.” By making this offer, we intend to provide eligible employees with the opportunity to own new options that over time may have a greater potential to increase in value.

We chose to make this offer instead of simply granting more options for a number of reasons. This offer is designed to decrease our option overhang, which is the number of options outstanding as a percent of the total number of common shares outstanding. The exchange ratio used in this offer is designed to help accomplish this goal. Further, Riverbed does not have authority to grant a sufficient number of stock options to make grants to employees that would achieve the same benefits to employees and stockholders that this program does, while allowing Riverbed to maintain the flexibility it needs to provide ongoing grants, award additional options to recognize employee performance and grant options to newly hired employees. We believe structuring the program in this manner is in the best interests of our employees and stockholders to give incentive to our employees with appropriate stock options, reduce the outstanding stock option overhang, and conserve options for future grants.

Except as otherwise disclosed in this offer or in our SEC filings, we presently have no plans or proposals that relate to or would result in:

•	Any extraordinary transaction, such as a merger, reorganization or liquidation involving Riverbed;

•	Any purchase, sale or transfer of a material amount of our assets;

•	Any material change in our present dividend rate or policy, or our indebtedness or capitalization;

•

Any change in our present board of directors or management, including a change in the number or term of directors or to fill any existing board vacancies or to change any executive officer’s material terms of employment;

•	Any other material change in our corporate structure or business;

•	Our common stock being delisted from the Nasdaq Global Select Market or not being authorized for quotation in an automated quotation system operated by a national securities association;

•	Our common stock becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act;

•	The suspension of our obligation to file reports pursuant to Section 15(d) of the Exchange Act;

•	The acquisition by any person of a material amount of our securities or the disposition of a material amount of any of our securities; or

•	Any change in our certificate of incorporation or bylaws, or any actions that may impede the acquisition of control of us by any person.

On April 24, 2008, we announced that our board of directors approved a stock repurchase program of up to $100 million of our outstanding shares of common stock. Any repurchases by us during the offering period could cause our stock price to increase.

Neither we nor our board of directors makes any recommendation as to whether you should accept this offer, nor have we authorized any person to make any such recommendation. You should evaluate carefully all of the information in this offer and consult your own investment and tax advisors. You must make your own decision about whether to participate in this offer.

4.	Procedures for electing to exchange options.

Proper election to exchange options.

Participation in this offer is voluntary. To participate in this offer, you must do the following before 9:00 p.m., Pacific Time, on May 29, 2008:

If you are an eligible employee, you will receive on the commencement of the offer an e-mail announcing this offer and directing you to the website for this offer, which is located at https://riverbed.equitybenefits.com (the “offer website”). If you wish to participate in this offer, you must access the offer website and click on the MAKE AN ELECTION button. You will be directed to your election form that contains the following personalized information with respect to each eligible option you hold:

•	the grant date indicated for the eligible option on the applicable option agreement;

•	the current exercise price per share in effect for the eligible option;

•	the number of shares of the Company’s common stock exchangeable under the eligible option; and

•	the election alternatives available to you.

You will need to check the appropriate box next to each of your eligible options to indicate your choice of whether to exchange your eligible options in accordance with the terms of this offer or retain your eligible options under their current terms. After completing the electronic election form, you will have the opportunity to review the elections you have made with respect to your eligible options. If you are satisfied with your elections you will proceed to the Agreement to Terms of Election page. Only after you agree to the Agreement to the Terms of Election will you be directed to the Print Confirmation page. Please print and keep a copy of the Print Confirmation page for your records. At this point, you will have completed the election process.

If you are not able to submit your election electronically via the offer website as a result of technical failures of the offer website, such as the offer website being unavailable or the offer website not accepting your election, or if you do not otherwise have access to the offer website for any reason (including lack of internet services), you must complete a paper election form and return it to Wendy Jennings at the Company via hand delivery or facsimile at (415) 520-9364 before 9:00 p.m., Pacific Time, on May 29, 2008, unless we extend the offer. To obtain a paper election form, please contact Wendy Jennings at (415) 247-6329 or wendy.jennings@riverbed.com.

You must complete the election process (whether electronically or in paper form) in the foregoing manner before 9:00 p.m., Pacific Time, on May 29, 2008, unless the offer is extended. If we extend this offer beyond that deadline, you must complete the process before the extended expiration date of this offer.

If you participate in this offer, you may exchange some or all of your eligible options. To help you recall your outstanding eligible option grants and give you the tools to make an informed decision, we will make available to you on the offer website a summary of your outstanding eligible options.

Your election to participate becomes irrevocable after 9:00 p.m., Pacific Time, on May 29, 2008, unless the offer is extended past that time, in which case your election will become irrevocable after the new expiration date. You may change your mind after you have submitted an election form choosing to exchange your eligible options and submit a new election form at any time before the expiration date, as described in Section 5. You may change your mind as many times as you wish, but you will be bound by the last properly submitted election form we receive before the expiration date.

The delivery of all documents, including election forms, is at your risk. Only documents that are complete, signed and actually received electronically or in paper form to Wendy Jennings by the deadline will be accepted. Documents submitted by any other means, including interoffice or U.S. mail (or other post) and Federal Express (or similar delivery service), are not permitted. We intend to confirm the receipt of your electronic election form (or paper election form) by e-mail within two (2) U.S. business days of the receipt of your electronic election form (or paper election form). If you have not received an e-mail confirmation, you must confirm that we have received your electronic election form (or paper election form). Responses may be submitted only electronically via the offer website or in paper form via hand delivery or facsimile to Wendy Jennings. Responses submitted by any other means are not permitted.

This is a one-time offer, and we will strictly enforce the election period. We reserve the right to reject any options tendered for exchange that we determine are not in appropriate form or that we determine are unlawful to accept. Subject to the terms and conditions of this offer, we will accept all properly tendered options promptly after the expiration of this offer.

Our receipt of your election form is not by itself an acceptance of your options for exchange. For purposes of this offer, we will be deemed to have accepted options for exchange that are validly elected to be exchanged and are not properly withdrawn as of the time when we give oral or written notice to the option holders generally of our acceptance of options for exchange. We may issue this notice of acceptance by press release, e-mail or other form of communication. Options accepted for exchange will be cancelled on the cancellation date, which we presently expect will be May 29, 2008.

Determination of validity; rejection of options; waiver of defects; no obligation to give notice of defects.

We will determine, in our discretion, all questions as to the validity, form, eligibility (including time of receipt) and acceptance of any options. Our determination of these matters will be final and binding on all parties. We reserve the right to reject any election form or any options elected to be exchanged that we determine are not in appropriate form or that we determine are unlawful to accept. We will accept all properly tendered options that are not validly withdrawn. We also reserve the right to waive any of the conditions of the offer or any defect or irregularity in any tender of any particular options or for any particular option holder; provided that if we grant any such waiver, it will be granted with respect to all option holders and tendered options. No tender of options will be deemed to have been properly made until all defects or irregularities have been cured by the tendering option holder or waived by us. Neither we nor any other person is obligated to give notice of any defects or irregularities in tenders, nor will anyone incur any liability for failure to give any notice. This is a one-time offer. We will strictly enforce the election period, subject only to an extension that we may grant in our discretion.

Our acceptance constitutes an agreement.

Your election to exchange options through the procedures described above constitutes your acceptance of the terms and conditions of this offer. Our acceptance of your options for exchange will constitute a binding agreement between Riverbed and you upon the terms and subject to the conditions of this offer.

5.	Withdrawal rights and change of election.

You may change your election with respect to your eligible options only in accordance with the provisions of this section.

You may change your election with respect to your eligible options at any time before the expiration date, which is expected to be 9:00 p.m., Pacific Time, on May 29, 2008. If we extend the offer, you may change your election at any time until the extended expiration date.

In addition, although we intend to accept all validly tendered options promptly after the expiration of this offer, if we have not accepted your options by 9:00 p.m., Pacific Time, on June 27, 2008, you may withdraw your tendered options at any time thereafter.

If you wish to change your election to participate in this offer, you must access the offer website at https://riverbed.equitybenefits.com and complete a new electronic election form before 9:00 p.m., Pacific Time, on May 29, 2008, unless we extend the offer. If you are not able to submit a new electronic election form electronically via the offer website as a result of technical failures of the offer website, such as the offer website being unavailable or the offer website not accepting your new electronic election form, or if you do not otherwise have access to the offer website for any reason (including lack of internet services), you must complete a new election form and return it to Wendy Jennings at the Company via hand delivery or facsimile at (415) 520-9364 before 9:00 p.m., Pacific Time, on May 29, 2008, unless we extend the offer. To obtain a paper election form, please contact Wendy Jennings at (415) 247-6329 or wendy.jennings@riverbed.com.

If you submit an election form declining the offer and you later decide that you would like to exchange your eligible options for new options, you may elect to participate at any time by submitting a new properly completed electronic election form (or paper election form) accepting the offer before the expiration date, by following the procedures described in Section 4 of this Offer to Exchange. You may change your mind as many times as you wish, but you will be bound by the last properly submitted election form we receive before the expiration date.

Neither we nor any other person is obligated to give you notice of any defects or irregularities in any electronic election form (or paper election form), nor will anyone incur any liability for failure to give any notice. We will determine, in our discretion, all questions as to the form and validity, including time of receipt of the electronic election form (or paper election form). Our determination of these matters will be final and binding.

The delivery of all documents, including any electronic election forms (or paper election forms), is at your risk. Only documents that are complete, signed and actually received electronically or in paper form to Wendy Jennings by the deadline will be accepted. Documents submitted by any other means, including interoffice or U.S. mail (or other post) and Federal Express (or similar delivery service), are not permitted. We intend to confirm the receipt of your electronic election form (or paper election form) by e-mail within two (2) U.S. business days of the receipt of your electronic election form (or paper election form). If you have not received an e-mail confirmation, you must confirm that we have received your electronic election form (or paper election form). Responses may be submitted only electronically via the offer website or in paper form via hand delivery or facsimile to Wendy Jennings. Responses submitted by any other means are not permitted.

6.	Acceptance of options for exchange and issuance of new options.

Upon the terms and conditions of this offer and promptly following the expiration of this offer, we will accept for exchange and cancel all eligible options properly elected for exchange and not validly withdrawn before the expiration of this offer. Once the options are cancelled, you will no longer have any rights with respect to those options. In addition, as discussed in Sections 9 and 14 of this Offer to Exchange, your new options will be treated as nonstatutory stock options for U.S. tax purposes as a result of the exchange, regardless of whether your eligible options were incentive stock options or nonstatutory stock options for U.S. tax purposes. Subject to the terms and conditions of this offer, if your options are properly tendered by you for exchange and accepted by us, these options will be cancelled as of the cancellation date, which we anticipate to be May 29, 2008.

For purposes of the offer, we will be deemed to have accepted options for exchange that are validly tendered and are not properly withdrawn as of the time when we give oral or written notice to the option holders generally of our acceptance for exchange of the options. This notice may be made by press release, e-mail or other method of communication. Subject to our rights to terminate the offer, discussed in Section 15 of this Offer to Exchange, we currently expect that we will accept promptly after the expiration of this offer all properly tendered options that are not validly withdrawn.

We will grant the new options on the new option grant date. We expect the new option grant date to be May 30, 2008. All new options will be granted under our Plan and will be subject to an option agreement between you and Riverbed. The number of new options you will receive will be determined in accordance with the exchange ratio described in Section 2 of this Offer to Exchange. After the expiration date, we will send you your new option agreement.

Options that we do not accept for exchange will remain outstanding until they expire by their terms and will retain their current exercise price and current vesting schedule.

7.	Conditions of the offer.

Notwithstanding any other provision of this offer, we will not be required to accept any options tendered for exchange, and we may terminate the offer, or postpone our acceptance and cancellation of any options tendered for exchange, in each case, subject to Rule 13e-4(f)(5) under the Exchange Act, if at any time on or after the date this offer begins, and before the expiration date, any of the following events has occurred, or has been determined by us, in our reasonable judgment, to have occurred:

•

There will have been threatened or instituted or be pending any action, proceeding or litigation seeking to enjoin, make illegal or delay completion of the offer or otherwise relating in any manner, to the offer;

•

Any order, stay, judgment or decree is issued by any court, government, governmental authority or other regulatory or administrative authority and is in effect, or any statute, rule, regulation, governmental order or injunction will have been proposed, enacted, enforced or deemed applicable to the offer, any of which might restrain, prohibit or delay completion of the offer or impair the contemplated benefits of the offer to us (see Section 3 of this Offer to Exchange for a description of the contemplated benefits of the offer to us);

•	There will have occurred:

•	any general suspension of trading in, or limitation on prices for, our securities on any national securities exchange or in an over-the-counter market in the U.S.,

•	the declaration of a banking moratorium or any suspension of payments in respect of banks in the U.S.,

•

any limitation, whether or not mandatory, by any governmental, regulatory or administrative agency or authority on, or any event that, in our reasonable judgment, might affect the extension of credit to us by banks or other lending institutions in the U.S.,

•	in our reasonable judgment, any extraordinary or material adverse change in U.S. financial markets generally,

•

the commencement, continuation or escalation of a war or other national or international calamity directly or indirectly involving the U.S., which could reasonably be expected to affect materially or adversely, or to delay materially, the completion of this offer, or

•	if any of the situations described above existed at the time of commencement of this offer and that situation, in our reasonable judgment, deteriorates materially after commencement of this offer;

•

A tender or exchange offer, other than this exchange offer by us, for some or all of our shares of outstanding common stock, or a merger, acquisition or other business combination proposal involving us, will have been proposed, announced or made by another person or entity or will have been publicly disclosed or we will have learned that:

•

any person, entity or “group” within the meaning of Section 13(d)(3) of the Exchange Act acquires more than 5% of our outstanding shares of common stock, other than a person, entity or group which had publicly disclosed such ownership with the SEC prior to the date of commencement of this offer,

•	any such person, entity or group which had publicly disclosed such ownership prior to such date will acquire additional common stock constituting more than 1% of our outstanding shares, or

•

any new group will have been formed that beneficially owns more than 5% of our outstanding shares of common stock that in our judgment in any such case, and regardless of the circumstances, makes it inadvisable to proceed with this offer or with such acceptance for exchange of eligible options;

•

There will have occurred any change, development, clarification or position taken in generally accepted accounting principles that could or would require us to record for financial reporting purposes compensation expense against our earnings in connection with the offer, other than as contemplated as of the commencement date of this offer (as described in Section 12 of this Offer to Exchange);

•	Any event or events occur that have resulted or is reasonably likely to result, in our reasonable judgment, in a material adverse change in our business or financial condition;

•

Any event or events occur that have resulted or may result, in our reasonable judgment, in a material impairment of the contemplated benefits of the offer to us (see Section 3 of this Offer to Exchange for a description of the contemplated benefits of the offer to us); or

•

Any rules or regulations by any governmental authority, the National Association of Securities Dealers, the Nasdaq Global Select Market, or other regulatory or administrative authority or any national securities exchange have been enacted, enforced, or deemed applicable to Riverbed.

If any of the above events occur, we may:

•	Terminate this offer and promptly return all tendered eligible options to tendering holders;

•	Complete and/or extend this offer and, subject to your withdrawal rights, retain all tendered eligible options until the extended exchange offer expires;

•	Amend the terms of this offer; or

•	Waive any unsatisfied condition and, subject to any requirement to extend the period of time during which this offer is open, complete this offer.

The conditions to this offer are for our benefit. We may assert them in our discretion regardless of the circumstances giving rise to them before the expiration date. We may waive any condition, in whole or in part, at any time and from time to time before the expiration date, in our discretion, whether or not we waive any other condition to the offer. Our failure at any time to exercise any of these rights will not be deemed a waiver of any such rights, but will be deemed a waiver of our ability to assert the condition that was triggered with respect to the particular circumstances under which we failed to exercise our rights. Any determination we make concerning the events described in this Section 7 will be final and binding upon all persons.

8.	Price range of shares underlying the options.

The Riverbed common stock that underlies your options is traded on the Nasdaq Global Select Market under the symbol “RVBD.” The following table shows, for the periods indicated, the high and low intraday sales price per share of our common stock as reported by the Nasdaq Global Select Market.

	High	Low
Fiscal Year Ended December 31, 2006
3rd Quarter (from September 20, 2006)	$19.70	$13.60
4th Quarter	$35.17	$17.52
Fiscal Year Ended December 31, 2007
1st Quarter	$36.25	$25.45
2nd Quarter	$45.89	$26.00
3rd Quarter	$49.44	$36.62
4th Quarter	$52.81	$22.85
Fiscal Year Ended December 31, 2008
1st Quarter	$28.36	$14.86
2nd Quarter (through April 30, 2008)	$15.32	$10.84

On April 30, 2008, the last reported sale price of our common stock, as reported by the Nasdaq Global Select Market, was $13.67 per share.

You should evaluate current market quotes for our common stock, among other factors, before deciding whether or not to accept this offer.

9.	Source and amount of consideration; terms of new options.

Consideration.

We will issue new options in exchange for eligible outstanding options properly elected to be exchanged by you and accepted by us for such exchange. Subject to the terms and conditions of this offer, upon our acceptance of your properly tendered options, you will be entitled to receive new options based on the exchange ratio described in Section 2 of this Offer to Exchange. For purposes of applying this ratio, fractional new options will be rounded to the nearest whole new option on a grant by grant basis (with fractional options greater than or equal to point five (.5) rounded up to the nearest whole new option and fractional options less than point five (.5) rounded down to the nearest whole new option).

If we receive and accept tenders from eligible employees of all options eligible to be tendered, subject to the terms and conditions of this offer, we will grant new options to purchase a total of approximately 4,684,770 shares of our common stock, or approximately 6.53% of the total shares of our common stock outstanding as of April 30, 2008.

General terms of new options.

New options will be granted under our Plan. All new options will be subject to the terms of the Plan and to an option agreement between you and Riverbed. The terms and conditions of the new options may vary from the terms and conditions of the options that you tendered for exchange, but such changes generally will not substantially and adversely affect your rights. However, you should note that your new options will be classified for U.S. tax purposes as nonstatutory stock options even if your exchanged options were incentive stock options and will have a maximum term of five (5) years from the new option grant date. Furthermore, if you are an employee outside the U.S., you should carefully review Schedule C attached to this offer for your country of residence to determine whether different terms will apply to your new options.

The following description summarizes the material terms of our Plan. Our statements in this Offer to Exchange concerning the plan and the new options are merely summaries and do not purport to be complete. The statements are subject to, and are qualified in their entirety by reference to, the Plan, and the form of option agreement under the Plan, which have been filed as exhibits to the Schedule TO of which this offer is a part. Please contact us at Riverbed Technology, Inc., 199 Fremont Street, San Francisco, California 94105, Attention: Wendy Jennings (telephone: (415) 247-6329), to receive a copy of the Plan, and the form of option agreement thereunder. We will promptly furnish you copies of these documents upon request at our expense.

2006 Equity Incentive Plan.

Our Plan permits the granting of incentive stock options, nonstatutory stock options, restricted shares, stock units, and stock appreciation rights. The maximum number of common shares subject to options currently outstanding under our Plan is approximately 6,857,330 shares. As of April 30, 2008, the maximum number of shares available for future issuance under the Plan was 3,889,426. Our Plan is administered by the compensation committee of our board of directors, which we refer to as the administrator. Subject to the other provisions of our Plan, the administrator has the power to determine the terms, conditions, and restrictions of the options granted, including the number of options and the vesting schedule.

Exercise price.

The exercise price of an option granted under our Plan generally is determined by the administrator; provided, however, that the exercise price of an option shall in no event be less than 100% of the fair market value of a share of our common stock on the date of grant.

Vesting and Exercisability.

The vesting applicable to an option granted under our Plan generally is determined by the administrator in accordance with the terms of our Plan. The new options granted under this offer will be vested to the same extent and will continue to vest on the same schedule as your exchanged options were scheduled to vest. Thus, a portion of each new option grant will be vested on the new option grant date to the same extent the exchanged option would have been vested under the original vesting schedule as of the new option grant date, as adjusted to account for the exchange ratio. Vesting on any date is subject to your continued service to Riverbed or its subsidiaries through each relevant vesting date. Generally, any vested new options may be exercised by you at any time, unless certain exercisability restrictions apply due to requirements under local law.

Adjustments upon certain events.

Events occurring before the new option grant date. Although we are not anticipating any such merger or acquisition, if we merge or consolidate with or are acquired by another entity, prior to the expiration of the offer, you may choose to withdraw any options which you tendered for exchange and your options will be treated in accordance with the option plan under which they were granted and your option agreement. Further, if Riverbed is acquired prior to the expiration of the offer, we reserve the right to withdraw the offer, in which case your options and your rights under them will remain intact and exercisable for the time period set forth in your option agreement and you will receive no new options in exchange for them. If Riverbed is acquired prior to the expiration of the offer but does not withdraw the offer, we (or the successor entity) will notify you of any material changes to the terms of the offer or the new options, including any adjustments to the exercise price and number of shares that will be subject to the new options. Under such circumstances, the type of security and the number of shares covered by your new options would be adjusted based on the consideration per share given to holders of our common stock in connection with the acquisition. As a result of this adjustment, you may receive new options covering more or fewer shares of the acquiror’s common stock than the number of shares subject to the eligible options that you tendered for exchange or than the number you would have received pursuant to the new options if no acquisition had occurred.

If we are acquired by or merge with another company, your cancelled options might be worth more than the new options that you receive in exchange for them.

A transaction involving us, such as a merger or other acquisition, could have a substantial effect on our stock price, including significantly increasing the price of our common stock. Depending on the structure and terms of this type of transaction, option holders who elect to participate in the offer might be deprived of the benefit of the appreciation in the price of our common stock resulting from the merger or acquisition. This could result in a greater financial benefit for those option holders who did not participate in this offer and retained their original options.

Finally, if another company acquires us, that company may, as part of the transaction or otherwise, decide to terminate some or all of our employees before the completion of this option exchange program. Termination of your employment for this or any other reason before the new option grant date means that the tender of your options will not be accepted, you will keep your tendered options in accordance with their original terms, and you will not receive any new options or other benefit for your tendered options.

Events occurring after the new option grant date. In the event of a subdivision of our outstanding common stock, a declaration of a dividend payable in our common stock or a combination or consolidation of our outstanding common stock (by reclassification or otherwise) into a lesser number of shares of common stock, after the new option grant date, corresponding adjustments shall automatically be made to the number and exercise price of shares subject to each new option.

If we liquidate or dissolve, to the extent not previously exercised or settled, your outstanding options will terminate immediately before the consummation of the dissolution or liquidation.

Our Plan provides that if we merge or if our property or stock is acquired by another corporation, your option will generally not accelerate vesting unless the surviving corporation does not assume your option or replace it with a comparable award. If the surviving corporation does not assume your option or replace it with a comparable award, then vesting will accelerate as to all of the shares of common stock subject to such option.

Transferability of options.

Options generally may not be transferred, other than by will or through a beneficiary designation and only you may exercise your option.

Registration of shares underlying new options.

All of the shares of Riverbed common stock issuable upon exercise of new options have been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”) on registration statements on Form S-8 filed with the SEC. Unless you are an employee who is considered an affiliate of Riverbed for purposes of the Securities Act, you will be able to sell the shares issuable upon exercise of your new options free of any transfer restrictions under applicable U.S. securities laws.

Tax consequences.

If you are a U.S. tax resident, you should refer to Section 14 of this Offer to Exchange for a discussion of the U.S. federal income tax consequences of the new options and exchanged options, as well as the consequences of accepting or rejecting this offer. If you are an employee residing outside the U.S., you should refer to Section 15 and Schedule C attached to this Offer to Exchange for a discussion of the tax consequences of your participation in the offer and the new options and exchanged options. If you are a citizen or resident of more than one country, you should be aware that there might be other tax and social insurance consequences that may apply to you. We strongly recommend that you consult with your own advisors to discuss the consequences to you of this transaction.

10.	Information concerning Riverbed.

Our principal executive offices are located at 199 Fremont Street, San Francisco, California 94105, and our telephone number is (415) 247-8800. Questions regarding this option exchange should be directed to Wendy Jennings at Riverbed at (415) 247-6329.

We have developed an innovative and comprehensive solution to the fundamental problems of wide-area distributed computing. Historically, computing within an organization across wide area networks (WANs) has been plagued by poor performance, IT complexity and high cost. Our Steelhead® products enable our customers to improve the performance of their applications and access to their data across WANs, typically increasing transmission speeds by 5 to 50 times and in some cases by up to 100 times. Our products also offer the ability to simplify IT infrastructure and realize significant capital and operational cost savings. Our goal is to establish our solution as the preeminent performance and efficiency standard for organizations relying on wide-area distributed computing. We believe our products and services can provide significant benefits in millions of locations worldwide.

We were founded in May 2002. Prior to the first commercial shipments of our products in May 2004, our activities were primarily focused on research and development of a comprehensive Wide-area Data

Services (WDS) solution for organizations relying on wide-area distributed computing, development of a customer and partner support program to support our product offerings and the hiring of the personnel needed to sell, market and support our products and services. Since that time, our products have been sold to more than 4,000 customers worldwide, from large global organizations with hundreds or thousands of locations to smaller organizations. We sell our products and support directly through our sales force and indirectly through distribution partners, including value-added distributors, value-added resellers (VARs), Systems Integrators and Service Providers. We operate internationally primarily through a number of wholly owned subsidiaries that are designed primarily to support our sales, marketing and support activities outside the United States.

The financial information included in our annual report on Form 10-K for the fiscal year ended December 31, 2007 and our quarterly report on Form 10-Q for the quarter ended March 31, 2008 is incorporated herein by reference. Please see Section 18 of this Offer to Exchange titled, “Additional Information,” for instructions on how you can obtain copies of our SEC filings, including filings that contain our financial statements.

11.	Interests of directors and executive officers; transactions and arrangements concerning the options.

A list of our directors and executive officers is attached to this Offer to Exchange as Schedule A. The executive officers and the members of our board of directors may not participate in this offer. As of April 30, 2008, our executive officers and directors (ten (10) persons) as a group held options unexercised and outstanding under our Plan to purchase a total of 975,000 of our shares, which represented approximately 14.22% of the shares subject to all options outstanding under our Plan as of that date.

The following tables below set forth the beneficial ownership of each of our executive officers and directors of options under the Plan outstanding as of April 30, 2008. The percentages in the tables below are based on the total number of outstanding options (i.e., whether or not eligible for exchange) to purchase shares of our common stock under the Riverbed Technology, Inc. 2006 Equity Incentive Plan, which was 6,857,330 as of April 30, 2008. As noted on the table, our executive officers and members of our board of directors are not eligible to participate in the offer.

Name	Position	Number of Shares Covered by Outstanding Options Granted Under our 2006 Equity Incentive Plan	Percentage of Total Outstanding Options Under our 2006 Equity Incentive Plan
Jerry M. Kennelly*	President, Chief Executive Officer and Chairman of the Board	300,000	4.37%
Randy S. Gottfried*	Chief Financial Officer and Senior Vice President Business Services	120,000	1.75%
Steven McCanne*	Chief Technology Officer, Director	300,000	4.37%
Eric Wolford*	Senior Vice President of Marketing and Business Development	180,000	2.62%
David M. Peranich*	Senior Vice President of Worldwide Sales	75,000	1.09%
Michael R. Kourey*†	Director	—	—

Name	Position	Number of Shares Covered by Outstanding Options Granted Under our 2006 Equity Incentive Plan	Percentage of Total Outstanding Options Under our 2006 Equity Incentive Plan
Stanley J. Meresman*†	Director	—	—
Christopher J. Schaepe*†	Director	—	—
James R. Swartz*†	Director	—	—
Mark A. Floyd*†	Director	—	—

*	Not eligible to participate in the offer.
†	Each of our non-employee directors holds options to purchase shares pursuant to our 2006 Director Option Plan. For information regarding their shareholdings as of March 15, 2008, please see our proxy statement for our 2008 Annual Meeting of Stockholders.

Name	Position	Number of Shares Covered by Outstanding Options Granted Under the Remaining Plans	Percentage of Total Shares Covered by Outstanding Options Granted Under the Remaining Plans
Jerry M. Kennelly*	President, Chief Executive Officer and Chairman of the Board	400,000	9.37%
Randy S. Gottfried*	Chief Financial Officer and Senior Vice President of Business Services	50,000	1.17%
Steven McCanne*	Chief Technology Officer, Director	295,000	6.91%
Eric Wolford*	Senior Vice President of Marketing and Business Development	170,000	3.98%
David M. Peranich*	Senior Vice President of Worldwide Sales	285,000	6.68%
Michael R. Kourey*	Director	91,000	2.13%
Stanley J. Meresman*	Director	64,000	1.50%
Christopher J. Schaepe*	Director	20,000	* *
James R. Swartz*	Director	20,000	* *
Mark A. Floyd*	Director	70,000	1.64%

*	Not eligible to participate in the offer.
**	Less than 1%.

Our Compensation Committee will be meeting on May 1, 2008 and we expect them to grant options and restricted stock units to our executive officers.

Except as described above, neither we, nor, to the best of our knowledge, any of our directors or executive officers, nor any affiliates of ours, were engaged in transactions involving options to purchase our common stock under our Plan, or in transactions involving our common stock during the past sixty (60) days before and including April 30, 2008.

12.	Status of options acquired by us in the offer; accounting consequences of the offer.

Options that we acquire through the offer will be cancelled and the shares subject to those options will be returned to the pool of shares under the Plan from which they were originally issued. To the extent shares returning to the Plan are not fully reserved for issuance upon exercise of the new options to be granted in connection with the offer, the shares will be available for future awards to employees and other eligible plan participants, respectively, without further stockholder action, except as required by applicable law or the rules of the Nasdaq Global Select Market or any other securities quotation system or any stock exchange on which our shares are then quoted or listed.

Pursuant to the accounting standards in effect under SFAS 123(R), we may be required to recognize additional compensation expense to the extent the new options have a greater value than the exchanged options they replace.

13.	Legal matters; regulatory approvals.

We are not aware of any license or regulatory permit that appears to be material to our business that might be adversely affected by our exchange of options and issuance of new options as contemplated by the offer, or of any approval or other action by any government or governmental, administrative or regulatory authority or agency or any Nasdaq listing requirements that would be required for the acquisition or ownership of our options as contemplated herein, except for certain exemptive or notice filings that may be required in certain countries outside the U.S. Should any additional approval, exemptive or notice filing or other action be required, we presently contemplate that we will seek such approval, make such filings or take such other action. However, we cannot assure you that we will seek such approval, make such filings or take such other action or that any such approval, filing or other action, if needed, could be obtained or made or what the conditions imposed in connection with such approvals or filings would entail or whether the failure to obtain any such approval, to make such filings or take any other action would result in adverse consequences to our business. Our obligation under the offer to accept tendered options for exchange and to issue new options for tendered options is subject to the conditions described in Section 7 of this Offer to Exchange.

If we are prohibited by applicable laws or regulations from granting new options or required to obtain a license or regulatory permit or make any other filing before granting new options on the new option grant date, we will not grant any new options, unless we obtain the necessary license or make the requisite filing. We are unaware of any such prohibition at this time which cannot be satisfied by obtaining a license or permit or making a filing, and we will use reasonable efforts to effect the grant, but if the grant is prohibited or seems not feasible to be made on the new option grant date we will not grant any new options and you will not receive any other benefit for the options you tendered.

14.	Material U.S. federal income tax consequences.

The following is a general summary of the material U.S. federal income tax consequences of participating in the exchange of options pursuant to the offer for those employees subject to U.S. federal income tax. This discussion is based on the U.S. Internal Revenue Code, its legislative history, treasury regulations thereunder, and administrative and judicial interpretations as of the date of this offering circular, all of which are subject to change, possibly on a retroactive basis. The federal tax laws may change and the federal, state, and local tax consequences for each employee will depend upon that employee’s individual circumstances. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders.

We recommend that you consult your own tax advisor with respect to the federal, state and local tax consequences of participating in the offer, as the tax consequences to you are dependent on your individual tax situation.

In addition, if you are a citizen or resident of more than one country, you should be aware that there might be tax and social insurance consequences for more than one country that may apply to you. We strongly recommend that you consult with your own advisors to discuss the consequences to you of this transaction.

New options.

Option holders whose outstanding eligible options are exchanged for new options under the offer should not be required to recognize income for U.S. federal income tax purposes at the time of the exchange. We believe that the exchange will be treated as a non-taxable event.

The new options will be classified for U.S. tax purposes as nonstatutory stock options, even if the exchanged options which they replace were incentive stock options.

If this offer is open for thirty (30) days or more, incentive stock options held by U.S. employees who do not participate in this exchange will be considered to have been modified, which will be considered a new grant date for purposes of determining whether the employee will receive favorable tax treatment with respect to the incentive stock options. As a result, in order to receive favorable tax treatment with respect to any such incentive stock option, you must not dispose of any shares acquired with respect to the incentive stock option until the passage of more than two (2) years from the new option grant date (i.e., the date of the deemed modification) and more than one (1) year after the exercise of the option. If these holding periods (and all other incentive stock option requirements) are met, the excess of the sale price of the option shares over the exercise price of the option will be treated as long-term capital gain. For more detailed information, please see the information below. For tax consequences relating to not exchanging eligible options that are classified for U.S. tax purposes as nonstatutory stock options, please see the information below.

Nonstatutory stock options.

Under current law, an option holder generally will not realize taxable income upon the grant of a nonstatutory stock option. However, when an option holder exercises the option, the difference between the exercise price of the option and the fair market value of the shares subject to the option on the date of exercise will be compensation income taxable to the option holder.

We will be entitled to a deduction equal to the amount of compensation income taxable to the option holder if we comply with eligible reporting requirements.

Upon disposition of the shares, any gain or loss is treated as capital gain or loss. If you were an employee at the time of the grant of the option, any income recognized upon exercise of a nonstatutory stock option generally will constitute wages for which withholding will be required.

Incentive stock options.

Under current U.S. tax law, an option holder will not realize taxable income upon the grant of an incentive stock option. In addition, an option holder generally will not realize taxable income upon the exercise of an incentive stock option. However, an option holder’s alternative minimum taxable income will be increased by the amount that the aggregate fair market value of the shares underlying the option, which is generally determined as of the date of exercise, exceeds the aggregate exercise price of the option. Except in the case of an option holder’s death or disability, if an option is exercised more than three (3) months after the option holder’s termination of employment, the option ceases to be treated as an incentive stock option and is subject to taxation under the rules that apply to nonstatutory stock options.

If an option holder sells the option shares acquired upon exercise of an incentive stock option, the tax consequences of the disposition depend upon whether the disposition is qualifying or disqualifying. The disposition of the option shares is qualifying if it is made:

•	more than two (2) years after the date the incentive stock option was granted (the new option grant date); and

•	more than one (1) year after the date the incentive stock option was exercised.

If the disposition of the option shares is qualifying, any excess of the sale price of the option shares over the exercise price of the option will be treated as long-term capital gain taxable to the option holder at the time of the sale. Any such capital gain will be taxed at the long-term capital gain rate in effect at the time of sale.

If the disposition is not qualifying, which we refer to as a “disqualifying disposition,” the excess of the fair market value of the option shares on the date the option was exercised (or, if less, the amount realized on the disposition of the shares) over the exercise price will be taxable income to the option holder at the time of the disposition.

Of that income, the amount up to the excess of the fair market value of the shares at the time the option was exercised over the exercise price will be ordinary income for income tax purposes and the balance, if any, will be long-term or short-term capital gain, depending upon whether or not the shares were sold more than one (1) year after the option was exercised.

Unless an option holder engages in a disqualifying disposition, we will not be entitled to a deduction with respect to an incentive stock option. If an option holder engages in a disqualifying disposition, we will be entitled to a deduction equal to the amount of compensation income taxable to the option holder.

15.	Material income tax consequences and certain other considerations for employees who reside outside the U.S.

Attached as Schedule C to this Offer to Exchange are short summaries of the general tax consequences of the offer in countries other than the U.S. where residents are eligible to participate in the offer. If you are subject to the tax laws in any of these countries, please see Schedule C for information regarding the tax consequences to you of participating in the offer. You should review the information carefully and consult your own tax advisor regarding your personal situation before deciding whether or not to participate in the offer.

If you are subject to tax in more than one country, you should be aware that there may be other tax consequences that may apply to you. We strongly recommend that you consult your own tax advisor to discuss these consequences.

16.	Extension of offer; termination; amendment.

We reserve the right, in our discretion, at any time and regardless of whether or not any event listed in Section 7 of this Offer to Exchange has occurred or is deemed by us to have occurred, to extend the period of time during which the offer is open and delay the acceptance for exchange of any options. If we elect to extend the period of time during which this offer is open, we will give you oral or written notice of the extension and delay, as described below. If we extend the expiration date, we will also extend your right to withdraw tenders of eligible options until such extended expiration date. In the case of an extension, we will issue a press release, e-mail or other form of communication no later than 6:00 a.m., Pacific Time, on the next U.S. business day after the previously scheduled expiration date.

We also reserve the right, in our reasonable judgment, before the expiration date to terminate or amend the offer and to postpone our acceptance and cancellation of any options elected to be exchanged if any of the events listed in Section 7 of this Offer to Exchange occurs, by giving oral or written notice of the termination or postponement to you or by making a public announcement of the termination. Our reservation of the right to delay our acceptance and cancellation of options elected to be exchanged is limited by Rule 13e-4(f)(5) under the Exchange Act which requires that we must pay the consideration offered or return the options promptly after termination or withdrawal of a tender offer.

Subject to compliance with applicable law, we further reserve the right, before the expiration date, in our discretion, and regardless of whether any event listed in Section 7 of this Offer to Exchange has occurred or is deemed by us to have occurred, to amend the offer in any respect, including by decreasing or increasing the consideration offered in this offer to option holders or by decreasing or increasing the number of options being sought in this offer. As a reminder, if a particular option grant expires after commencement, but before cancellation under the offer, that particular option grant is not eligible for exchange. Therefore, if we extend the offer for any reason and if a particular option that was tendered before the originally scheduled expiration of the offer expires after such originally scheduled expiration date but before the actual expiration date under the extended offer, that option would not be eligible for exchange.

The minimum period during which the offer will remain open following material changes in the terms of the offer or in the information concerning the offer, other than a change in the consideration being offered by us or a change in amount of existing options sought, will depend on the facts and circumstances of such change, including the relative materiality of the terms or information changes. If we modify the number of eligible options being sought in this offer or the consideration being offered by us for the eligible options in this offer, the offer will remain open for at least ten (10) U.S. business days from the date of notice of such modification. If any term of the offer is amended in a manner that we determine constitutes a material change adversely affecting any holder of eligible options, we will promptly disclose the amendments in a manner reasonably calculated to inform holders of eligible options of such amendment, and we will extend the offer’s period so that at least five (5) U.S. business days, or such longer period as may be required by the tender offer rules, remain after such change.

For purposes of the offer, a “business day” means any day other than a Saturday, Sunday or a U.S. federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern Time.

17.	Fees and expenses.

We will not pay any fees or commissions to any broker, dealer or other person for soliciting options to be exchanged through this offer.

18.	Additional information.

This Offer to Exchange is part of a Tender Offer Statement on Schedule TO that we have filed with the SEC. This Offer to Exchange does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that you review the Schedule TO, including its exhibits, and the following materials that we have filed with the SEC before making a decision on whether to elect to exchange your options:

1.	Our annual report on Form 10-K for our fiscal year ended December 31, 2007, filed with the SEC on February 15, 2008;

2.	Our quarterly report on Form 10-Q for the quarter ended March 31, 2008, filed with the SEC on April 29, 2008;

3.	Our definitive proxy statement on Schedule 14A for our 2008 annual meeting of stockholders, filed with the SEC on April 25, 2008; and

4.	The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on September 15, 2006, as amended on September 19, 2006, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

These filings, our other annual, quarterly, and current reports, our proxy statements, and our other SEC filings may be examined, and copies may be obtained, at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public on the SEC’s Internet site at http://www.sec.gov.

Each person to whom a copy of this Offer to Exchange is delivered may obtain a copy of any or all of the documents to which we have referred you, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents, at no cost, by writing to us at Riverbed Technology, Inc., 199 Fremont Street, San Francisco, California, 94105, Attention: Wendy Jennings or telephoning Wendy Jennings at (415) 247-6329.

As you read the documents listed above, you may find some inconsistencies in information from one document to another. If you find inconsistencies between the documents, or between a document and this Offer to Exchange, you should rely on the statements made in the most recent document.

The information contained in this Offer to Exchange about us should be read together with the information contained in the documents to which we have referred you, in making your decision as to whether or not to participate in this offer.

19.	Financial statements.

The financial information included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2008 are incorporated herein by reference. Attached as Schedule B to this Offer to Exchange is a summary of our financial statements for our Annual Report on Form 10-K for our fiscal year ended December 31, 2007 and for our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2008. More complete financial information may be obtained by accessing our public filings with the SEC by following the instructions in Section 18 of this Offer to Exchange.

20.	Miscellaneous.

We are not aware of any jurisdiction in which the offer is made where the making of the offer is not in compliance with applicable law. We may become aware of one or more jurisdictions where the making of the offer is not in compliance with valid applicable law. If we cannot or choose not to comply with such law, the offer will not be made to, nor will options be accepted from, the option holders residing in such jurisdiction.

We have not authorized any person to make any recommendation on our behalf as to whether you should elect to exchange your options through the offer. You should rely only on the information in this document or documents to which we have referred you. We have not authorized anyone to give you any information or to make any representations in connection with the offer other than the information and representations contained in this Offer to Exchange and in the related option exchange program documents. If anyone makes any recommendation or representation to you or gives you any information, you must not rely upon that recommendation, representation, or information as having been authorized by us.

Riverbed Technology, Inc.

May 1, 2008

SCHEDULE A

INFORMATION CONCERNING THE EXECUTIVE OFFICERS

AND DIRECTORS OF RIVERBED TECHNOLOGY, INC.

The directors and executive officers of Riverbed Technology, Inc. are set forth in the following table:

Name	Position and Offices Held
Jerry M. Kennelly*	President, Chief Executive Officer and Chairman of the Board
Steven McCanne*	Chief Technology Officer, Director
Eric Wolford*	Senior Vice President of Marketing and Business Development
Randy S. Gottfried*	Chief Financial Officer and Senior Vice President of Business Services
David M. Peranich*	Senior Vice President of Worldwide Sales
Michael R. Kourey*	Director
Stanley J. Meresman*	Director
Christopher J. Schaepe*	Director
James R. Swartz*	Director
Mark A. Floyd*	Director

The address of each executive officer and director is: c/o Riverbed Technology, Inc., 199 Fremont Street, San Francisco, California 94105.

*	None of the individuals marked with an asterisk above are eligible to participate in this option exchange program.

A-1

SCHEDULE B

FINANCIAL STATEMENTS

OF RIVERBED TECHNOLOGY, INC.

Selected Financial Data

The following selected consolidated financial data should be read in conjunction with our audited consolidated financial statements and related notes thereto and with Management’s Discussion and Analysis of Financial Condition and Results of Operations, which are included in our Annual Report on Form 10-K for the year ended December 31, 2007. The consolidated statement of operations data for the years ended December 31, 2007, 2006 and 2005, and the selected consolidated balance sheet data as of December 31, 2007 and 2006 are derived from, and are qualified by reference to, the audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007. The consolidated statement of operations data for the years ended December 31, 2004 and 2003, and the consolidated balance sheet data as of December 31, 2005, 2004 and 2003 are derived from audited consolidated financial statements included in our Public Offering on Form S-1. The consolidated statement of operations data for the three months ended March 31, 2008 and the consolidated balance sheet data as of March 31, 2008 are unaudited.

		Year ended December 31,
(in thousands, except per share amounts)	Three months ended March 31, 2008	2007	2006	2005	2004	2003
	(unaudited)
Consolidated Statement of Operations Data:

Revenue:
Product	$57,729	$196,622	$77,298	$20,448	$2,413	$—
Support and services	15,253	39,784	12,909	2,493	149	—

Total revenue	72,982	236,406	90,207	22,941	2,562	—

Cost of revenue:
Cost of product	13,936	51,068	25,174	6,933	838	—
Cost of support and services	6,010	14,856	4,978	1,661	685	—

Total cost of revenue (1)	19,946	65,924	30,152	8,594	1,523	—

Gross profit	53,036	170,482	60,055	14,347	1,039	—

Operating expenses
Sales and marketing (1)	31,207	95,652	48,080	19,722	5,586	976
Research and development (1)	13,608	39,696	19,215	8,108	4,266	2,360
General and administrative (1)	9,373	24,834	9,294	3,531	1,033	665

Total operating expenses	54,188	160,182	76,589	31,361	10,885	4,001

Operating income (loss)	(1,152)	10,300	(16,534)	(17,014)	(9,846)	(4,001)

Total other income (expense), net	2,300	9,733	992	(77)	24	27

Income (loss) before income taxes	1,148	20,033	(15,542)	(17,091)	(9,822)	(3,974)
Provision for income taxes	510	5,235	303	55	5	—

Income (loss) before cumulative change in accounting principle	638	14,798	(15,845)	(17,146)	(9,827)	(3,974)
Cumulative effect of change in accounting principle	—	—	—	280	—	—

		Year ended December 31,
(in thousands, except per share amounts)	Three months ended March 31, 2008	2007	2006	2005	2004	2003
Net income (loss)	$638	$14,798	$(15,845)	$(17,426)	$(9,827)	$(3,974)

Net income (loss) per share:
Basic	$0.01	$0.22	$(0.59)	$(1.85)	$(1.71)	$(1.82)

Diluted	$0.01	$0.20	$(0.59)	$(1.85)	$(1.71)	$(1.82)

Shares used in computing basic and diluted net income (loss) per share:
Basic	70,597	68,020	26,977	9,401	5,760	2,189

Diluted	73,959	73,244	26,977	9,401	5,760	2,189

(1) Includes stock-based compensation as follows:

		Year ended December 31,
(in thousands)	Three months ended March 31, 2008	2007	2006	2005	2004	2003
	(unaudited)
Cost of product	$35	$101	$—	$—	$—	$—
Cost of support and services	1,031	2,576	520	40	1	—
Sales and marketing	5,389	15,160	4,636	482	78	—
Research and development	2,901	8,593	2,541	397	12	—
General and administrative	1,852	5,371	1,521	368	1	—

Total stock-based compensation	$11,208	$31,801	$9,218	$1,287	$92	$—

		As of December 31,
(in thousands)	As of March 31, 2008	2007	2006	2005	2004	2003
	(unaudited)
Consolidated Balance Sheet Data
Cash and cash equivalents	$148,216	$162,979	$105,330	$10,410	$23,380	$12,717
Working capital	254,076	241,135	101,319	6,411	23,382	12,033
Total assets	356,277	337,602	150,769	23,644	26,838	13,229
Current and long-term debt	—	—	—	2,461	1,374	239
Convertible preferred stock	—	—	—	36,385	36,469	16,453
Common stock and additional paid-in-capital	307,584	295,487	162,033	10,130	612	12
Stockholders’ equity (deficit)	273,353	259,718	108,980	(29,911)	(13,931)	(4,223)

Quarterly Results of Operations

The following table sets forth our unaudited quarterly consolidated statement of operations data for each of the nine quarters ended March 31, 2008. In management’s opinion, the data has been prepared on the same basis as the audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007, and reflects all necessary adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of this data. The results of historical periods are not necessarily indicative of the results of operations for a full year or any future period.

	For the three months ended					For the three months ended
	2008	2007				2006
(in thousands, except per share data)	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
	(unaudited)					(unaudited)
Revenue:
Product	$57,729	$63,287	$52,508	$45,188	$35,639	$28,781	$20,905	$15,608	$12,004
Support and services	15,253	13,023	10,802	8,814	7,145	5,044	3,713	2,435	1,717

Total revenue	72,982	76,310	63,310	54,002	42,784	33,825	24,618	18,043	13,721

Cost of revenue:
Cost of product	13,936	14,015	14,029	12,856	10,168	9,349	6,561	5,267	3,997
Cost of support and services	6,010	4,857	4,111	3,502	2,386	1,931	1,344	921	782

Total cost of revenue	19,946	18,872	18,140	16,358	12,554	11,280	7,905	6,188	4,779

Gross profit	53,036	57,438	45,170	37,644	30,230	22,545	16,713	11,855	8,942
Operating expenses	54,188	52,949	43,206	35,440	28,587	26,094	19,458	17,948	13,089

Operating income (loss)	(1,152)	4,489	1,964	2,204	1,643	(3,549)	(2,745)	(6,093)	(4,147)
Other income (expense), net	2,300	2,705	2,754	2,555	1,719	1,286	(275)	83	(102)

Income (loss) before provision for income taxes	1,148	7,194	4,718	4,759	3,362	(2,263)	(3,020)	(6,010)	(4,249)
Provision for income taxes	510	2,367	1,950	815	103	148	77	41	37

Net income (loss)	$638	$4,827	$2,768	$3,944	$3,259	$(2,411)	$(3,097)	$(6,051)	$(4,286)

Net income (loss) per share basic	$0.01	$0.07	$0.04	$0.06	$0.05	$(0.04)	$(0.16)	$(0.46)	$(0.36)

Net income (loss) per share diluted	$0.01	$0.07	$0.04	$0.05	$0.05	$(0.04)	$(0.16)	$(0.46)	$(0.36)

Stock-based compensation expense included in above	$11,208	$9,622	$9,363	$7,440	$5,376	$4,786	$2,080	$1,457	$895

SCHEDULE C

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

AUSTRALIA

The following is a general summary of the material tax consequences of accepting the offer for eligible employees subject to tax in Australia. This summary is based on the law in effect in Australia as of April 2008. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new options are granted, you exercise the new options or you sell shares acquired at exercise of the new options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Australia apply to your specific situation.

Tax Information

Option Exchange

Your acceptance of this offer to exchange eligible options for new options may give rise to taxation. The exchange may be deemed a relinquishment of your exchanged options in exchange for the right to receive the new options. Therefore, you may be taxed in relation to both of the following: (1) the “cancellation” of the exchanged options; and (2) the grant of the right to receive the new options.

The amount and characterization of taxable income will depend on whether you made an election to be taxed in the income year of the grant of the exchanged options (an “Election”). The tax treatment of the disposal of the eligible options will also depend on whether the disposal is considered a non-arm’s length transaction (as assumed below) or not. If, however, the tax authorities take the view that the disposal is an arm’s length transaction, the tax treatment of the disposal of the eligible options may be different than described below.

If you did not make an Election, you may be subject to tax on the market value (as defined under Australian tax law) of the exchanged options on the cancellation date (i.e., the date on which your eligible options are exchanged) at your marginal rate of tax. The “market value” of your options is the greater of (i) the market value of the shares1 underlying the exchanged options less the exercise price, and (ii) the value of the exchanged options determined in accordance with a statutory formula.

Because the exercise price of the exchanged options will exceed the market value of the underlying shares as of the cancellation date, the market value of the exchanged options will be determined in accordance with a statutory formula. The market value under the formula is based on the market value of the underlying shares, the exercise price of the exchanged options and the remaining exercise period. In accordance with the statutory formula, the market value of the eligible options will be nil where the market value of the underlying shares on the cancellation date is less than 50% of the exercise price of the exchanged options.

[1]

For Australian tax purposes, the market value of the shares on a given day is determined as the weighted average of prices at which the shares were traded on the relevant stock market (in Riverbed’s case, this is the NasdaqGS) during the one-week period up to and including that day.

If you made an Election, you will be subject to capital gains tax. Your capital gain will be calculated as the difference between the market value of the exchanged options at the time of the cancellation and the market value of the exchanged options at the time of the grant. If, at the time of the cancellation of the exchanged options, you have held the exchanged options for at least one year prior to the cancellation date, you will be subject to capital gains tax only on 50% of your capital gain. If you have not held the exchanged options for at least one year, you will be subject to capital gains tax on the entire capital gain.

If the market value of the exchanged options at the time of cancellation is less than the market value of the exchanged options at the time of grant, you will be entitled to claim a capital loss in this amount. Capital losses are available to offset current year or future year capital gains. A capital loss cannot be used to offset other income.

Grant of New Options

For Australian tax purposes, the acquisition of new options will constitute the acquisition of a qualifying right under an employee share option scheme. You will be subject to tax as a result of the new options, but the tax consequences depend on whether you made an Election to be taxed in the income year of the grant of the new options.

If you make an Election, you must include an amount in your assessable income in the income year in which your exchanged options are cancelled. The amount included in your assessable income will be the market value of the new options at the time of receipt less the market value of the exchanged options as of the cancellation date. Also, please note that, if you make an Election, it will cover each right, option and share in Riverbed that you acquire during the income year.

If you do not make an Election, you will be subject to income tax and Medicare Levy contributions in the income year in which the earliest of the following occurs (the “Assessment Event”):

(i)	when you dispose of the new options (other than by exercising them);

(ii)	when your employment with Riverbed ceases;

(iii)	when the new options are exercised (assuming the absence of disposal restrictions or forfeiture clauses in respect of the shares); and

(iv)	when the new option expires (subject to a 10 year limit).

The amount which you must include in your assessable income for the income year in which the Assessment Event occurs in relation to the new options will be:

(i)	if you dispose of the new options or the acquired shares in an arm’s length transaction within 30 days after the relevant Assessment Event – the amount of any consideration received for the disposal less the exercise price (if the new options have been exercised); or

(ii)

in any other case – the market value of the new option (or the shares acquired as a result of exercising the new option) at the Assessment Event less the consideration paid to acquire the new option[2] (reduced by the exercise price of the new option, if the new option has been exercised).

[2]	Please note that the consideration paid to acquire the new options is equal to the market value of the exchanged options as of the cancellation date.

In effect, this treatment means you will typically be subject to income tax and Medicare Levy contributions on the difference (or “spread”) between the market value of the shares (as defined under Australian tax law) at exercise and the exercise price.

If you lose the benefit of the new option before you are able to exercise the new option (e.g., you cease working for Riverbed before you exercise the new option), you will be deemed to have never acquired the new option. In that case, no amount needs to be included in your assessable income in relation to the acquisition of the new option. If necessary, you may amend an assessment to exclude an amount previously included in assessable income in relation to the acquisition of the new option. In addition, you may also be entitled to a capital loss equal to the amount that you paid tax on as a result of the cancellation of exchanged options.

Exercise of New Options

When you exercise the new options, you may be subject to income tax as described above depending on whether you made an Election to pay tax upon the receipt of the new options.

Sale of Shares

When you sell the shares acquired at exercise of the new options, you will be subject to capital gains tax unless you dispose of the shares in an arm’s length transaction within 30 days of the relevant Assessment Event and you did not make an Election (in which case your tax treatment will be limited to the income tax consequences described above). Provided you sell the shares in an arm’s length transaction, the assessable capital gain will be:

(i)	where you have held the shares for less than one year – the difference between the sale price and your cost basis in the shares; or

(ii)	where you have held the shares for at least one year – one-half the difference between the sale price and your cost basis in the shares (subject to you first applying any prior year or current year capital losses against the full capital gain).

If you made an Election, your cost basis in the shares will be the market value of the new options (as defined under Australian tax law) at the time of grant plus the exercise price. If you did not make an Election, your cost basis in the shares will be the market value of your new options (as defined under Australian tax law) at the time of the relevant Assessment Event plus the exercise price.

If you sell the shares in an arm’s length transaction at a sale price that is less than the cost basis of the shares, then a capital loss equal to the difference will be available to offset same year or future year capital gains. A capital loss cannot be used to offset other income (including salary and wage income).

If the shares are sold in a non-arm’s length transaction, the market value of the shares at the time of the transaction is used instead of the sale price for any of the calculations in this section.

Withholding and Reporting

Your employer is not required to withhold or report income tax or Medicare Levy contributions when you exercise your new options. You are responsible for reporting and paying any tax resulting from the grant of your new options, any Assessment Event, the sale of your shares and the receipt of any dividends.

SCHEDULE C

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

BRAZIL

The following is a general summary of the material tax consequences of accepting the offer for eligible employees subject to tax in Brazil. This summary is based on the law in effect in Brazil as of April 2008. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new options are granted, you exercise the new options or you sell shares acquired at exercise of the new options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Brazil apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to income tax as a result of the exchange of eligible options for new options.

Grant of New Options

You will not be subject to tax when new options are granted to you.

Exercise of New Options

When you exercise the new options, you will not be subject to income tax or social insurance contributions. As explained below, you will be subject to tax only when the shares acquired at exercise are sold. (However, if you use a cashless method of exercise whereby you sell some or all of your shares at exercise, you will be subject to tax at the time of exercise/sale, as explained in the Sale of Shares section below.)

Sale of Shares

When you sell the shares acquired at exercise of the new options, you will be subject to capital gains tax on the difference between the sale price and the exercise price unless the amount of shares sold in that month is less than the exempt amount (currently BRL20,000). If the exempt amount is exceeded for the relevant month, the entire gain is subject to tax (not just the amount exceeding BRL20,000).

Withholding and Reporting

Your employer is not required to withhold or report income tax when you exercise your new options or sell your shares. You are responsible for reporting and paying any tax resulting from the sale of your shares.

SCHEDULE C

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

CANADA

The following is a general summary of the material tax consequences of accepting the offer for eligible employees subject to tax in Canada. This summary is based on the law in effect in Canada as of April 2008. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new options are granted, you exercise the new options or you sell shares acquired at exercise of the new options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Canada apply to your specific situation.

Tax Information1

Option Exchange

The tax treatment as a result of the exchange of an eligible option for the new options is uncertain. It is possible that the Canada Customs and Revenue Agency (the “CCRA”) will treat the exchange as: (i) a tax-neutral exchange of options; (ii) a taxable exchange of options; or (iii) two separate transactions (i.e., a tender of eligible options for cancellation, followed by a grant of new options), whereby the tender is viewed as a disposition for no consideration and no taxable income arises. We believe that the tax authorities will likely view the transaction as described in (iii), but no definitive guidance has been issued in this regard. For the purposes of this summary, however, we assume that the transactions will be treated as described above in (iii).

Grant of New Options

You will not be subject to tax when the new options are granted to you.

Exercise of New Options

Subject to the deferral provisions discussed in the paragraph below, you will be subject to income tax when you exercise the new options on the difference (or “spread”) between the fair market value of the shares on the date of exercise and the exercise price. Only one-half of the spread is subject to tax; that is, you can permanently exclude one-half of the spread from the taxable amount. You will be subject to tax on the remaining one-half of the spread at your applicable marginal income tax rate.

In addition, you may defer taxation of the taxable portion of the spread arising upon exercise (i.e., the remaining one-half of the difference between the fair market value of the shares on the date of exercise and the exercise price) until the earliest of the time that you sell the shares purchased upon

[1]	Please note that this summary only addresses Canadian federal tax law. Please consult your personal tax advisor to determine the tax consequences of the offer under provincial tax laws.

exercise, die or become a non-resident of Canada. In order to be eligible for this deferral, you must file an election with your employer by January 15 of the year following the year in which shares are purchased upon exercise of the new options.

You can defer the tax on the spread at exercise only on the first C$100,000 worth of options that vest in any one year. For the purpose of calculating this limit, the value of an option equals the fair market value of the shares subject to the option at the time the option was granted.

Regardless of whether the deferral applies, you will be subject to pension plan contributions on the taxable amount at exercise (i.e., one-half of the spread) to the extent that you have not already exceeded your annual contribution ceiling.

Sale of Shares

When you sell the shares acquired at exercise, you will be subject to capital gains tax. The taxable amount of capital gain will be one-half of the difference between the sale price and the adjusted cost basis of the shares (i.e., the fair market value of the shares on the date of exercise less any brokerage fees). In addition, any amount on which taxation was deferred at exercise will become taxable when the shares are sold. Income tax will be assessed on the taxable income at your marginal income tax rate.

If you own other shares of Riverbed, which you have acquired at the exercise of other options or outside of the Plan, your adjusted cost base may be different than described above. In order to preserve the cost basis of shares sold in a cashless exercise, you must specifically identify any such shares in your annual tax return. Shares acquired upon the exercise of options for which a taxation deferral election has been filed will also retain their own, unique cost base. You are strongly advised to seek advice from a tax professional in any of these situations.

One-half of any loss arising on the sale of the shares (including any brokerage fees) may be deducted from any taxable capital gain for the year, the previous three taxation years, or any subsequent year.

Withholding and Reporting

Your employer will report the spread recognized at exercise, any amount excluded under the one-half exemption rule and the value of any deferred stock option benefit to the Canada Revenue Agency (“CRA”). A copy of the T4 form containing this information will be delivered to you prior to the last day of February in the year following the year in which you exercise your new options.

Your employer will also withhold income tax on the taxable amount at the time of exercise. You must notify your employer immediately upon exercise of your intention to defer any tax due at exercise (as described above), so that your employer does not withhold income tax on that amount. You must use the “Canadian Election to Defer Payment of Tax on Stock Options” form to notify your employer. In addition, for every year you have a balance of deferred stock option income outstanding, you must file a Form T1212 with the CRA, together with your annual tax return.

Your employer will also withhold pension plan contributions on the taxable amount at exercise to the extent you have not already exceeded the applicable contribution ceiling. The taxable amount at exercise for purposes of pension plan contributions is the difference between the fair market value of the shares on the date of exercise and the exercise price less the one-half exempt amount.

SCHEDULE C

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

FRANCE

The following is a general summary of the material tax consequences of accepting the offer for eligible employees subject to tax in France. This summary is based on the law in effect in France as of April 2008. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new options are granted, you exercise the new options or you sell shares acquired at exercise of the new options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in France apply to your specific situation.

Tax Information

Notification Regarding French Tax-Qualified Status

Your new stock options are granted under a French sub-plan pursuant to sections L. 225-177 to L. 225-186 of the French Commercial Code, as amended, in order to qualify for favorable tax and social insurance contribution treatment (“French-qualified options”). Your eligible options may also have been granted under a French sub-plan and qualify as French-qualified options.

In order to maintain their tax-qualified status, shares acquired at exercise of French-qualified options must not be sold for at least four years after the option grant date, or other applicable holding period, as may be required under French tax law (the “Minimum Holding Period”). As a term of your new options, you will not be permitted to sell any shares acquired at exercise prior to the expiration of the Minimum Holding Period. Although the vesting schedule of the new options will be based on the remaining vesting schedule of the exchanged options, shares acquired upon exercise of the new options must be held for a complete Minimum Holding Period starting from the date the new options are granted to maintain their French tax-qualified status. This means that you may not count time which elapsed during the Minimum Holding Period of the eligible options toward the Minimum Holding Period of the new options.

Please note that Riverbed and your employer do not assume any responsibility for maintaining the favorable tax and social insurance contribution treatment of stock options granted to employees in France. There are certain circumstances, such as certain types of corporate transactions, that may result in loss of the tax and social charges favorable treatment.

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the new options.

Grant of New Options

You will not be subject to tax when the new options are granted to you.

Exercise of New Options

As mentioned above, as a term of your new options, you will not be permitted to sell any shares acquired at exercise until the expiration of the Minimum Holding Period. Therefore, if you exercise your new options within four years from the grant date of the new options, you will not be permitted to exercise your options using a same-day sale exercise; instead, you will be limited to using the cash exercise method.

If you engage in a same-day sale exercise after the Minimum Holding Period has been met, taxation of the spread will occur upon exercise/immediate sale of shares as described below in the “Sale of Shares” discussion. The 2.5% social tax on the spread at exercise of the new options will be assessed.

If you exercise your option by using a cash exercise, you will not be subject to tax on the spread when you exercise your option. Instead, taxation will be deferred until you sell the shares.

Wealth Tax

Shares acquired under the Plan are included in your personal estate and must be declared to the tax authorities if the total amount of your taxable personal estate (including you and your household) exceeds a certain amount (€770,000 for 2008), as valued on January 1.

Sale of Shares

When you sell the shares acquired at exercise of the new options, you will be subject to tax. Your gain will be divided into two portions: the spread at exercise (i.e., the difference between the fair market value of the shares at exercise and the exercise price) and the capital gain (i.e., the difference between the net sale price and the fair market value of the shares at exercise).

(1)	Spread at exercise: Provided the new options retain their French tax-qualified status, the following tax treatment will apply. If the spread is less than or equal to €152,500 in the relevant year, the spread will be taxed at the rate of 41% (30% income tax plus 11% additional social taxes). If the spread is greater than €152,500 in the relevant year, the portion of the spread up to €152,500 will be taxed at the rate of 41% and the portion of the spread above €152,500 will be taxed at 51% (40% income tax plus 11% additional social taxes). Alternatively, you may elect to be taxed at your marginal personal income tax rate, plus 11% additional social taxes.

You may receive even more favorable tax treatment if you wait an additional two years after the exercise of the new options (assuming the Minimum Holding Period is met) to sell your shares. If you sell the shares at least two years after the exercise of the new options when the Minimum Holding Period is met and the spread is less than or equal to €152,500, the spread will be taxed at the rate of 29% (18% income tax plus 11% additional social taxes). If you sell the shares at least two years after the exercise of the new options when the minimum holding period is met and the spread is greater than €152,500, the portion of the spread up to €152,500 will be taxed at the rate of 29% and the portion of the spread above €152,500 will be taxed at the rate of 41% (30% income tax plus 11% additional social taxes). Alternatively, you may elect to be taxed at your marginal personal income tax rate, plus 11% additional social taxes.

In addition, you will be subject to a new social tax which is assessed at a rate of 2.5% on the spread at exercise, but does not have to be paid until you sell the shares acquired at exercise of your new options.

(2)	Capital gain: The capital gain will be taxed at the rate of 29% (18% income tax plus 11% additional social taxes).

However, you will only be subject to tax on the spread and on the capital gain if the total proceeds from the sale of securities (for you and your household) during a calendar year exceeds a certain amount (€25,000 for 2008), in which case you will be subject to tax on the entire spread and capital gain. If the net sale price is less than the fair market value of the shares at exercise, you will realize a capital loss. Provided the €25,000 threshold (for 2008) is exceeded, this capital loss can be offset against the spread and any capital gain of the same nature realized by you and your household during the same year or during the ten following years. This capital loss cannot be offset against other types of income.

Withholding and Reporting

Your employer is not required to withhold income tax when you exercise the new options. No later than February 15th following the year in which you exercise the new options, your employer will send you a statement setting out your benefits with respect to the new options and a copy of this statement will also be sent to the competent tax office for your employer. You must include this statement in your tax return for the year in which you exercise the new options (and for the year in which you sell your shares if you sell the shares within four years of the grant date). You are responsible for reporting and paying any tax resulting from the exercise of the new options and the sale of your shares.

SCHEDULE C

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

GERMANY

The following is a general summary of the material tax consequences of accepting the offer for eligible employees subject to tax in Germany. This summary is based on the law in effect in Germany as of April 2008. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new options are granted, you exercise the new options or you sell shares acquired at exercise of the new options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Germany apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the new options.

Grant of New Options

You will not be subject to tax when the new options are granted to you.

Exercise of New Options

When you exercise the new options, you will be subject to income tax and social insurance contributions (to the extent you have not exceeded the applicable contribution ceiling). You will be taxed on the difference (or “spread”) between the fair market value of the shares at exercise and the exercise price. You will also be subject to church tax and a solidarity surcharge on your income tax liability.

Pursuant to Section 19a of the German Income Tax Act (Einkommensteuergesetz), you may be able to deduct from the spread per calendar year the lesser of (1) €135 and (2) 50% of the value of the shares acquired at exercise because this income results from the purchase of stock in your employer’s parent company. You should consult your personal tax advisor to determine if this deduction applies to your specific situation.

Sale of Shares

When you sell any shares acquired at exercise of the new options, you will not be subject to capital gains tax provided: (1) you own the shares for at least 12 months; (2) you do not own 1% or more of Riverbed’s stated capital (and have not owned 1% or more at any time in the last five years); and (3) the shares are not held as business assets.

If you are subject to capital gains tax, the taxable amount will be one-half of the gain (i.e., the sale price less the fair market value of the shares at exercise) less one-half of any sales-related expenses. Furthermore, you will be subject to tax only if your total capital gain exceeds €511 (or €599 as of January 1, 2009) in the relevant tax year. If this threshold is exceeded, you will be taxed on the full gain (and not only the gain in excess of €511 or €599, as applicable).

Please note that, for shares acquired on or after January 1, 2009, capital gains will be subject to a flat tax rate of 25% (plus a 5.5% solidarity surcharge), provided you do not own 1% or more of Riverbed’s stated capital (and have not owned 1% or more at any time in the last five years) and the shares are not held as a business asset.

Withholding and Reporting

Your employer is required to withhold and report income tax and social insurance contributions (to the extent you have not exceeded the applicable contribution ceiling) when you exercise the new options. You are responsible for including any benefits realized under the Plan in your annual tax return and for paying any difference between your actual tax liability and the amount withheld. You are also responsible for reporting and paying any tax resulting from the sale of your shares.

SCHEDULE C

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

HONG KONG

The following is a general summary of the material tax consequences of accepting the offer for eligible employees subject to tax in Hong Kong. This summary is based on the law in effect in Hong Kong as of April 2008. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new options are granted, you exercise the new options or you sell shares acquired at exercise of the new options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Hong Kong apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the new options.

Grant of New Options

You will not be subject to tax when the new options are granted to you.

Exercise of New Options

When you exercise the new options, you will be subject to salaries tax on the difference (or “spread”) between the fair market value of the shares on the date of exercise and the exercise price. You will not be subject to Mandatory Provident contributions on the spread at exercise, as it is not considered “relevant income” for the purposes of your obligations under the Mandatory Provident Fund Schemes Ordinance.

Due to securities laws in Hong Kong, if you choose to exchange eligible options for new options, you will be restricted from exercising any of your new options for a period of six (6) months from the date of grant of the new options, regardless of when your new options vest.

Sale of Shares

When you sell the shares acquired at exercise of the new options, you will not be subject to capital gains tax.

Withholding and Reporting

Your employer is not required to withhold tax when you exercise the new options, but is required to report the income to the Inland Revenue Department. It is your responsibility to report on your annual tax return and pay any salaries taxes resulting from the exercise of the new options.

SCHEDULE C

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

INDIA

The following is a general summary of the material tax consequences of accepting the offer for eligible employees subject to tax in India. This summary is based on the law in effect in India as of April 2008. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new options are granted, you exercise the new options or you sell shares acquired at exercise of the new options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in India apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the new options.

Grant of New Options

You will not be subject to tax when the new options are granted to you.

Exercise of New Options

Under the Finance Act of 2007 (the “Finance Act”), when you exercise the new options, your employer will be subject to Fringe Benefit Tax (“FBT”) on the difference between the exercise price and the fair market value of the shares at vesting because stock options and other equity awards are now characterized as fringe benefits. As permitted by the Finance Act, your employer’s liability for the FBT will be transferred to you, and you will be subject to FBT on the difference between the exercise price and the fair market value of the shares at vesting when you exercise the new options.

Because of the way the FBT is calculated, no FBT will be due if the fair market value of the shares at vesting is less than the exercise price of the new options. On the other hand, if the fair market value of the shares at vesting is greater than the exercise price of the new options and the fair market value of the shares decreases between vesting and exercise such that it is below the exercise price, you will be liable for FBT on an amount greater than the benefit you will receive at exercise.

Note, however, that the amount of FBT payable by you will be calculated using the lower of (i) your marginal income tax rate, and (ii) the general FBT rate (i.e., 33.99%).

You will not be subject to provident fund contributions or other social insurance contributions when you exercise the new options.

You should note that, like the new options, the eligible options are not subject to income tax or provident fund contributions or other social insurance contributions, but they are subject to employer-paid FBT. However, unlike the new options, your employer’s liability for the FBT will not be transferred to you with respect to the eligible options.

Sale of Shares

When you sell the shares acquired at exercise of the new options, you will be subject to capital gains tax. The taxable amount will be the difference between the sale price and the fair market value1 of the shares at vesting. If you hold the shares for more than 12 months after exercise, you will be taxed at the more favorable long-term capital gains tax rate. If you hold the shares for 12 months or less after exercise, you will be taxed at the short-term capital gains tax rate (which is the same as your progressive income tax rate).

Withholding and Reporting

Your employer will withhold and report FBT when you exercise the new options. You are responsible for reporting and paying any tax resulting from the sale of your shares.

[1]

For FBT purposes, the fair market value of the shares may be determined differently than it is determined under the terms of the Plan. Riverbed will obtain a valuation of the shares and provide you with a copy thereof, in accordance with the requirements of the Finance Act.

SCHEDULE C

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

ITALY

The following is a general summary of the material tax consequences of accepting the offer for eligible employees subject to tax in Italy. This summary is based on the law in effect in Italy as of April 2008. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new options are granted, you exercise the new options or you sell shares acquired at exercise of the new options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Italy apply to your specific situation.

Tax Information

Notification Regarding Eligible Options Granted Before July 5, 2006

If any of your eligible options were granted before July 5, 2006, you may qualify for favorable tax treatment under the fair market value exemption. If you choose to accept the offer, the new options granted to you will not benefit from this exemption. You should consult with your personal tax advisor before exchanging eligible options granted before July 5, 2006.

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the new options.

Grant of New Options

You will not be subject to tax when the new options are granted to you.

Exercise of New Options/Sale of Shares

Due to legal restrictions in Italy, you will be required to use the cashless sell-all method of exercise. This means that you will be required to immediately sell all of the shares acquired at exercise of the new options. You will receive cash proceeds equal to the difference between the sale price of the shares (i.e., the fair market value of the shares1 at exercise/sale) and the exercise price less any applicable income tax, social insurance contributions and brokerage fees. The proceeds will be subject to income tax and social insurance contributions.

[1]

For Italian tax purposes, the fair market value of the shares is the average price of the shares on the official stock exchange on which Riverbed shares are traded (i.e., NasdaqGS) over the month immediately preceding and including the date of exercise.

If the sale price on the date of exercise/sale is greater than the average of the share prices over the month preceding the date of exercise/sale, you will be subject to capital gains tax on the difference. If the sale price on the date of exercise/sale is less than the average of the share prices over the month preceding the date of exercise/sale, you will realize a capital loss equal to this difference. This capital loss can be carried forward and used to offset capital gains earned over the following four years.

Withholding and Reporting

Your employer is required to withhold and report income tax and social insurance contributions when you exercise the new options/sell your shares.

SCHEDULE C

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

JAPAN

The following is a general summary of the material tax consequences of accepting the offer for eligible employees subject to tax in Japan. This summary is based on the law in effect in Japan as of April 2008. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new options are granted, you exercise the new options or you sell shares acquired at exercise of the new options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Japan apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the new options.

Grant of New Options

You likely will not be subject to tax when the new options are granted to you.

Exercise of New Options

When you exercise the new options, you will be subject to tax on the difference (or “spread”) between the fair market value of the shares on the date of exercise and the exercise price. The spread likely will be characterized as remuneration income and will be taxed at your marginal tax rate. You likely will not be subject to social insurance contributions on the spread when you exercise the new options.

Sale of Shares

When you sell the shares acquired at exercise of the new options, you will be subject to capital gains tax on the difference between the sale price and the fair market value of the shares at exercise. You may be eligible for a reduced tax rate depending on the circumstances of the sale. Please consult your personal tax advisor regarding whether you will be eligible for a reduced tax rate.

Withholding and Reporting

Your employer is not required to withhold or report income tax when you exercise your new options. You are responsible for filing a personal tax return and reporting and paying any taxes resulting from this offer, the grant and exercise of the new options, and the sale of shares.

SCHEDULE C

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

KOREA

The following is a general summary of the material tax consequences of accepting the offer for eligible employees subject to tax in Korea. This summary is based on the law in effect in Korea as of April 2008. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new options are granted, you exercise the new options or you sell shares acquired at exercise of the new options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Korea apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the new options.

Grant of New Options

You will not be subject to tax when the new options are granted to you.

Exercise of New Options

When you exercise the new options, you will be subject to income tax and social insurance contributions (to the extent you have not already exceeded the applicable contribution ceiling) on the difference (or “spread”) between the fair market value of the shares on the date of exercise and the exercise price. The spread will be considered Class B income.

Sale of Shares

When you sell the shares acquired at exercise of the new options, you will be subject to capital gains tax on the difference between the sale price and the fair market value of the shares at exercise, unless the gain you have realized from the sale of shares in that year is less than the exempt amount, which is currently KRW2,500,000 per year per type of asset sold. Thus, any gain you realize on stock assets that exceeds KRW2,500,000 will be subject to capital gains tax.

Withholding and Reporting

Your employer is not required to withhold or report income tax when you exercise the new options. However, your employer may be required to withhold social insurance contributions on the spread at exercise of your new options. It is your responsibility to report and pay any taxes resulting from the offer, the grant and exercise of the new options and the sale of shares. If you join a Taxpayer’s Association whereby you routinely report your overseas income, you will be eligible for a 10% tax deduction. Alternatively, you may report and pay the tax as part of your Global Tax Return which must be filed by May 31 of the year following the year in which the taxable event occurred.

SCHEDULE C

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

MALAYSIA

The following is a general summary of the material tax consequences of accepting the offer for eligible employees subject to tax in Malaysia. This summary is based on the law in effect in Malaysia as of April 2008. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new options are granted, you exercise the new options or you sell shares acquired at exercise of the new options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Malaysia apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the new options.

Grant of New Options

You will not be subject to income tax or Employee Provident Fund contributions when the new options are granted to you.

Exercise of New Options

When you exercise the new options, you will be subject to income tax on the difference between the exercise price of the new option and the lower of (i) the fair market value1 of Riverbed stock on the date the new option vests and (ii) the fair market value of Riverbed stock on the date the new option is exercised.

Sale of Shares

When you sell the shares acquired at exercise of the new options, you will not be subject to capital gains tax, provided you are not in the business of buying and selling shares.

Withholding and Reporting

Your employer is required to report the grant and exercise of the new options to the Inland Revenue Board and report the exercise of your new options on your annual remuneration return (the “EA Form”). Your employer is also required to withhold income tax when you exercise the new options. You are responsible for reporting the taxable benefits of the new options on your annual tax return and for paying any taxes resulting from the sale of your shares.

[1]	For Malaysian tax purposes, the fair market value of the underlying shares will be computed as the average of the high and low trading prices of the shares on the relevant date.

SCHEDULE C

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

MEXICO

The following is a general summary of the material tax consequences of accepting the offer for eligible employees subject to tax in Mexico. This summary is based on the law in effect in Mexico as of April 2008. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new options are granted, you exercise the new options or you sell shares acquired at exercise of the new options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Mexico apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the new options.

Grant of New Options

You will not be subject to tax when the new options are granted to you.

Exercise of New Options

When you exercise the new options, you will be subject to income tax on the difference (or “spread”) between the fair market value of the shares on the exercise date and the exercise price. You likely will not be subject to social insurance contributions.

Sale of Shares

When you sell the shares acquired at exercise of the new options, you will be subject to tax. The taxable amount will be the difference between the sale price and your tax basis in the shares.

Your tax basis in the shares will be the amount you paid for the shares (i.e., the exercise price), plus any brokerage fees paid to buy or sell the shares, all adjusted for inflation.

Please note that this means that you may be subject to double taxation on the spread. You should consult with your personal tax advisor regarding whether you may include the amount subject to tax at exercise (i.e., the spread) in the tax basis of your shares.

Withholding and Reporting

Your employer is not required to withhold and report tax when you exercise the new options. You are responsible for reporting any income and paying any applicable taxes resulting from the exercise of the new options and the sale of your shares.

SCHEDULE C

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

NETHERLANDS

The following is a general summary of the material tax consequences of accepting the offer for eligible employees subject to tax in the Netherlands. This summary is based on the law in effect in the Netherlands as of April 2008. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new options are granted, you exercise the new options or you sell shares acquired at exercise of the new options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in the Netherlands apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the new options.

Grant of New Options

You will not be subject to tax when the new options are granted to you.

Exercise of New Options

When you exercise the new options, you will be subject to tax on the difference (or “spread”) between the fair market value of the shares on the date of exercise and the exercise price. You will also be subject to social insurance contributions (both national insurance and employees’ social insurance) on the spread at exercise, subject to the applicable contribution ceiling.

Investment Tax

You will be subject to an investment yield tax at an effective rate of 1.2% based on the average of the value of all assets that you own at the end of the year (including shares of Riverbed common stock). An exemption is available on the first €20,315 (for 2008) of the average value of the assets held during the relevant calendar year.

Sale of Shares

When you sell shares acquired at exercise of the new options, you will not be subject to capital gains tax (provided you hold less than a 5% interest in Riverbed as a private investment).

Withholding and Reporting

Your employer is required to withhold and report the income tax and social insurance contributions due when you exercise the new options. If your actual tax liability differs from the amount withheld, you are responsible for paying the additional tax. You are also responsible for reporting and paying any investment tax or tax due upon the sale of the shares.

SCHEDULE C

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

NEW ZEALAND

The following is a general summary of the material tax consequences of accepting the offer for eligible employees subject to tax in New Zealand. This summary is based on the law in effect in New Zealand as of April 2008. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new options are granted, you exercise the new options or you sell shares acquired at exercise of the new options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in New Zealand apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the new options.

Grant of New Options

You will not be subject to tax when the new options are granted to you.

Exercise of New Options

When you exercise the new options, you will be subject to income tax on the difference (or “spread”) between the fair market value of the shares at exercise and the exercise price. You will not be subject to social insurance contributions or accident compensation contribution levies on the spread.

Foreign Investment Tax

You may be subject to foreign investment tax if your aggregate overseas investments exceed NZ$50,000 under the recently changed provisions of New Zealand’s foreign investment funds rules. However, there is an exemption for certain Australian listed companies. We strongly recommend that you consult your personal tax advisor to determine whether the foreign investment tax applies to you and your shares acquired under the Plan.

Sale of Shares

When you sell any shares acquired at exercise of the new options, you may be subject to income tax, depending on how long you hold the shares.

Under the New Zealand Income Tax Act (the “Act”), income tax is imposed on gains from the sale of shares only if the shares are purchased for the purpose of selling or otherwise disposing of them. However, the Act does not specify how long shares must be held before sale to avoid this characterization and taxation at sale. If you sell your shares immediately or shortly after exercise, the tax authorities are likely to deem the shares as having been purchased for the purpose of sale; any gain realized, therefore, will be subject to income tax. If, on the other hand, you hold the shares for at least a year, you may be able to assert an investment motive for acquiring the shares; if successfully asserted, any gain realized will not be subject to income tax. There is some uncertainty as to how the gain will be measured for tax purposes, but the likely measure will be the difference between the sale price and the fair market value of the shares at exercise. Due to this uncertainty, please consult your personal tax advisor regarding the tax treatment of your shares at sale.

Withholding and Reporting

Your employer is not required to withhold or report income tax at the time of exercise or sale. You are responsible for reporting and paying any taxes resulting from the exercise of the new options and the sale of your shares.

SCHEDULE C

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

SINGAPORE

The following is a general summary of the material tax consequences of accepting the offer for eligible employees subject to tax in Singapore. This summary is based on the law in effect in Singapore as of April 2008. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new options are granted, you exercise the new options or you sell shares acquired at exercise of the new options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Singapore apply to your specific situation.

Tax Information

Option Exchange

You may be subject to tax as a result of the exchange of eligible options for the new options because the Inland Revenue Authority of Singapore (“IRAS”) may view the tender as a taxable “release” of an existing right. In practice, however, the IRAS is likely to disregard the “release” of eligible options and simply to tax the new options at exercise.

Grant of New Options

You will not be subject to tax when the new options are granted to you.

Exercise of New Options

Assuming you are not taxed at the time of the option exchange, you will be subject to income tax on the difference (or “spread”) between the fair market value of the shares on the date of exercise and the exercise price. In addition, you will be taxed on a “deemed exercise” basis if (1) you cease employment with your current employer, and (2) you are neither a Singapore citizen nor a Singapore permanent resident, or you are a Singapore permanent resident who intends to leave Singapore on a permanent basis. In this case, you will be deemed to have exercised any outstanding and unexercised new options as of the date you cease employment and the deemed spread will be the difference between (a) the fair market value of the shares at the later of one month before the date you cease employment or the new option grant date, and (b) the exercise price. If you later exercise the new options and the actual spread is lower than the deemed spread, you may apply to the IRAS for a refund of the difference within six years of assessment after the “deemed exercise” rule is applied. For the portion of the new options that vest more than one year after the new option grant date, you may be eligible for an exemption or deferral under one or both of the following favorable tax schemes:

•	Company Employee Equity-Based Remuneration Scheme (“CEEBR Scheme”): If all conditions of the CEEBR Scheme are satisfied, you may be able to claim a tax exemption on the first S$2,000 of the spread per year and 25% of the remaining spread per year subject to a total exemption of S$1 million over a ten-year period, beginning in the year in which you exercise the new options.

•

Qualified Employee Equity-Based Remuneration Scheme (“QEEBR Scheme”): If all conditions of the QEEBR Scheme are satisfied, you may be able to defer the tax due at exercise on the portion of the spread that was not exempt, if any, from tax under the CEEBR Scheme above described. Please note that, if you qualify for deferral under the QEEBR Scheme, you will accrue interest on the tax-deferred amount.

You likely will not be subject to mandatory Central Provident Fund contributions when you exercise the new options.

Sale of Shares

When you sell the shares acquired at exercise of the new options, you will not be subject to tax unless you are in the business of buying and selling securities.

Withholding and Reporting

Generally, your employer is not required to withhold income tax when you exercise your new options. However, your employer will prepare a Form IR8A each year, including any taxable benefit that you have derived pursuant to this exchange or the exercise of the new options. Your employer will provide the Form IR8A to you. You will be responsible for submitting your own tax return to the IRAS and paying any applicable tax. Generally, your tax return must be filed by April 15 of the year following the year the income was received.

Please note that special rules may apply to you if you are not a Singapore citizen or a Singapore permanent resident, or if you are a Singapore permanent resident who intends to leave Singapore on a permanent basis, and you are about to cease your employment. Your employer is required to notify the IRAS on Form IR21 of your expected cessation of employment or departure from Singapore at least one month before you cease employment. In this case, your employer will also withhold any income payable to you, including income from the deemed exercise, for 30 days after the filing of the Form IR21, or until tax clearance is given by the IRAS, whichever is earlier. Any income tax due from you will be deducted from the amount withheld, and the balance will be paid to you. If the amount your employer has withheld is insufficient, you must make arrangements to pay the remaining income tax due.

SCHEDULE C

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

SOUTH AFRICA

The following is a general summary of the material tax consequences of accepting the offer for eligible employees subject to tax in South Africa. This summary is based on the law in effect in South Africa as of April 2008. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new options are granted, you exercise the new options or you sell shares acquired at exercise of the new options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in South Africa apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the new options.

Grant of New Options

You will not be subject to tax when the new options are granted to you.

Exercise of New Options

When you exercise the new options, you will be subject to income tax and social insurance contributions (to the extent you have not exceeded the applicable contribution ceiling) on the difference (or “spread”) between the fair market value of the shares at exercise and the exercise price.

Sale of Shares

When you sell the shares acquired at exercise of the new options, you may be subject to tax. The taxable amount will be the difference between the sale proceeds and the fair market value of the shares at exercise. However, provided you hold the shares as capital assets, rather than as part of a profit-making scheme, which is likely the case, only 25% of the gain must be included in taxable income. In addition, the first ZAR15,000 of your annual aggregated capital gains is exempt from tax.

Withholding and Reporting

Your employer is required to withhold and report income tax and social insurance contributions when you exercise the new options. You must notify your employer of the amount of the spread at exercise immediately after exercising the new options. Once the notification is made, your employer will obtain a directive from the South African Revenue Service (the “SARS”) as to the correct amount of tax to withhold. If you fail to advise your employer of the spread at exercise, you may be liable for a fine of up to ZAR2,000.

You are responsible for paying any difference between the actual tax liability and the amount withheld. You are also responsible for reporting and paying any tax resulting from the sale of your shares.

SCHEDULE C

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

SPAIN

The following is a general summary of the material tax consequences of accepting the offer for eligible employees subject to tax in Spain. This summary is based on the law in effect in Spain as of April 2008. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new options are granted, you exercise the new options or you sell shares acquired at exercise of the new options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Spain apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the new options.

Grant of New Options

You will not be subject to tax when the new options are granted to you.

Exercise of New Options

When you exercise the new options, you will be subject to income tax at your progressive rate on the difference (or “spread”) between the fair market value of the shares on the date of exercise and the exercise price. The spread will likely be considered compensation in-kind subject to payment on account and you will be charged with the payment on account. Social insurance contributions will be due on the taxable amount, unless the applicable wage ceiling has already been met.

Tax Exemption: Notwithstanding the above, the first €12,000 of compensation in-kind recognized at exercise in a 12-month period will not be taxable provided that the following conditions are met: (1) the transferred shares are stock of your employer or another company in the employer’s group (n.b., this requirement is met); (2) the offer is carried out in compliance with the general compensation policy of the employer or the employer’s group and it contributes to the participation of the employees in the employing company (n.b., this requirement should also be met); (3) you hold the shares acquired at exercise for at least three years after exercise; and (4) you or your close relatives do not own more than 5% of Riverbed’s capital. If you sell your shares prior to the expiration of the three-year period, the €12,000 of compensation in-kind of the spread at exercise that was exempt will be taxable to you. In the event of a sale within three years, it will be your responsibility to file a supplemental tax return for the tax year in which the option was exercised. Please consult your personal tax advisor to determine whether this exemption may be applicable to your circumstances.

Sale of Shares

When you sell the shares acquired at exercise of the new options, you will be subject to capital gains tax (currently a flat 18%) on the difference between the sale proceeds and the acquisition cost. The acquisition cost likely will be considered the fair market value of the shares at exercise.

Withholding and Reporting

Your employer is required to report the exercise of the new options. As indicated above, the spread at exercise will be considered compensation in-kind subject to payment on account, and your employer will charge the payment on account to you. You will be entitled to deduct the payment on account and obtain a tax credit from your income tax obligation. Additionally, your employer is required to withhold applicable social insurance contributions when you exercise your new options. You are responsible for reporting and paying any tax resulting from the sale of your shares and the receipt of any dividends.

SCHEDULE C

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

SWITZERLAND

The following is a general summary of the material tax consequences of accepting the offer for eligible employees subject to tax in Switzerland. This summary is based on the law in effect in Switzerland as of April 2008. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new options are granted, you exercise the new options or you sell shares acquired at exercise of the new options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Switzerland apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the new options.

Grant/Vesting of New Options

You likely will not be subject to tax when the new options are granted to you, or when you vest in the new options.

Exercise of New Options

When you exercise the new options, you likely will be subject to income tax (including federal, cantonal and municipal tax) and social insurance contributions on the difference (or “spread”) between the fair market value of the shares at exercise and the exercise price.

If you move from your canton of residence before you exercise the new options, you may be subject to an exit tax, depending on the applicable cantonal tax legislation. Please consult your personal tax advisor regarding any exit tax that may apply if you are moving from your canton of residence.

Wealth Tax

Shares issued to you upon exercise of the new options will become part of your net wealth, which is subject to the net wealth tax levied at the cantonal and municipal levels.

Sale of Shares

When you sell the shares acquired at exercise of the new options, you will not be subject to capital gains tax provided the shares are held as private assets and you do not qualify as a “professional securities dealer”.

Withholding and Reporting

If you are subject to ordinary tax assessment (i.e., if you are a tax resident of Switzerland, a Swiss national, or a foreign employee holding a “C” residence permit), your employer is not required to withhold income tax on the taxable event, but is required to withhold applicable social insurance contributions. Your employer will report the grant and exercise of the new options on the annual certificate of salary (Lohnausweis) issued to you as of the end of the calendar year during which the new options are granted or exercised. You are responsible for attaching the certificate of salary to your income and wealth tax return and for paying any tax resulting from the new options. In addition, you must declare your new options, and the shares acquired at exercise, in the statement on bank accounts and securities (Wertschriftenverzeichnis) that you are required to file with your income and wealth tax return.

If you are subject to income taxation at source (i.e., if you are a foreign employee holding a “B” permit or a cross-border employee), your employer is required to withhold and report income tax and social insurance contributions on the taxable event. Depending on the amount of your annual income in Switzerland, you may be required to file a tax return and pay additional tax (or receive a refund) when the tax administration computes the exact amount of tax due.

SCHEDULE C

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

TAIWAN

The following is a general summary of the material tax consequences of accepting the offer for eligible employees subject to tax in Taiwan. This summary is based on the law in effect in Taiwan as of April 2008. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new options are granted, you exercise the new options or you sell shares acquired at exercise of the new options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Taiwan apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the new options.

Grant of New Options

You will not be subject to tax when the New Options are granted to you.

Exercise of New Options

When you exercise the new options, you will be subject to income tax on the difference (or “spread”) between the fair market value of the shares on the date of exercise and the exercise price. You will not be subject to social insurance contributions on the spread.

Sale of Shares

When you sell the shares acquired at exercise of the new options, you will not be subject to tax on any gain, provided the sale takes place before January 1, 2009. After January 1, 2009, such gain may be subject to alternative minimum tax on the sale of shares.

Withholding and Reporting

Your employer is not required to withhold income tax when you exercise the new options. However, your employer is required to report your name, address, ID number and the taxable amount of the spread and to file a non-withholding statement with the tax authorities when you exercise the new options. A copy of the non-withholding statement will be issued to you. You are responsible for reporting and paying any tax resulting from the exercise of the new options and the sale of shares. You must file your annual tax return during the month of May of the year following the year in which the taxable event occurred.

SCHEDULE C

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

THAILAND

The following is a general summary of the material tax consequences of accepting the offer for eligible employees subject to tax in Thailand. This summary is based on the law in effect in Thailand as of April 2008. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new options are granted, you exercise the new options or you sell shares acquired at exercise of the new options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Thailand apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the new options.

Grant of New Options

You will not be subject to tax when the new options are granted to you.

Exercise of New Options

When you exercise the new options, you will be subject to tax on the difference (or “spread”) between the fair market value1 of the shares on the date of exercise and the exercise price. The spread will be characterized as a fringe benefit. You will not be subject to social insurance contributions on the spread.

Sale of Shares

When you sell the shares acquired at exercise of the new options, you will be subject to capital gains tax. The taxable amount will be the difference between the sale price and the fair market value of the shares at exercise.

Withholding and Reporting

Your employer is not required to withhold or report income tax when you exercise the new options. You are responsible for reporting and paying any tax resulting from the exercise of the new options and the sale of your shares.

[1]

For Thai tax purposes, the fair market value of the shares on a given date is defined as the average trading price of the shares on the relevant stock market (in Riverbed’s case, this is the NasdaqGS) during the month preceding that date.

SCHEDULE C

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

UNITED KINGDOM

The following is a general summary of the material tax consequences of accepting the offer for eligible employees subject to tax in the United Kingdom. This summary is based on the law in effect in the United Kingdom as of April 2008. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new options are granted, you exercise the new options or you sell shares acquired at exercise of the new options.

If you are a citizen or resident of more than one country, are considered a resident of more than one country for local law purposes, or are not treated as resident and ordinarily resident in the United Kingdom, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in the United Kingdom apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the new options.

Grant of New Options

You will not be subject to tax when the new options are granted to you.

Exercise of New Options

When you exercise the new options, you will be subject to income tax on the difference (or “spread”) between the fair market value of the shares on the date of exercise and the exercise price. You will also be subject to employee national insurance contributions (“NICs”) on the spread when you exercise the new options. Your employer will calculate the income tax and NICs due on exercise of the new options and account for these amounts to Her Majesty’s Revenue and Customs (“HMRC”) on your behalf. If, for any reason, your employer is unable to withhold the income tax under the Pay As You Earn (“PAYE”) system or by another method permitted in your stock option agreement, you must reimburse your employer for the tax paid within 90 days of the date of exercise of the new options, otherwise you will be deemed to have received a further taxable benefit equal to the amount of income tax due on the spread. This will give rise to further income tax and NICs payable by you.

Sale of Shares

When you sell the shares acquired at exercise of the new options, you will be subject to capital gains tax on the difference between the sale proceeds and the fair market value of the shares on the date of exercise. Please note that, effective April 6, 2008, taper relief was abolished and any capital gain is subject to tax at a flat rate of 18%. Capital gains tax is only payable on gains from all sources in any tax year to the extent that those gains exceed your annual personal exemption (currently £9,600). Furthermore, if you acquire other shares in Riverbed, you must take into account the share identification rules in calculating your capital gains liability.

Withholding and Reporting

Your employer is required to withhold income tax and employees’ NICs, as described above. On your employer’s annual tax and share plan returns, it is also required to report to HMRC the details of the exchange, the grant of the new options, the exercise of the new options, other related income and any tax withheld. You are responsible for reporting the exercise of the new options and for reporting and paying any tax resulting from the sale of shares.